UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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American Public Education, Inc.
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AMERICAN PUBLIC EDUCATION, INC.

PROXY STATEMENT

2025 Annual Meeting of Stockholders

Message from our Board Chair

April 8, 2025
Dear Stockholders:
We cordially invite you to join us for the 2025 Annual Meeting of Stockholders of American Public Education, Inc., which will be held virtually on Friday, May 23, 2025, at 8:30 a.m. EDT at http://www.virtualshareholdermeeting.com/APEI2025. Hosting a virtual meeting aligns with our long history of providing online education and demonstrates our dedication to inclusivity and access. This format not only includes enhanced opportunities for engagement and interaction through the Q&A forum and other platform features but also accommodates those unable to attend in person, ensuring accessibility for all stakeholders.
I am honored to write to you as the new Board Chair. In addition to my appointment as Board Chair in March 2025, we also recently welcomed Richard J. Statuto to the Board and announced that Eric “Ric” C. Andersen and William G. Robinson, Jr., who have served as members of our Board since 2012 and 2016, respectively, have chosen not to stand for re-election, with their service concluding at the 2025 Annual Meeting. Ric has served as the longstanding Board Chair, and Bill has served as the chair of our Management Development and Compensation Committee and in other roles. On behalf of the entire Board, we express deep appreciation to Ric and Bill for their invaluable contributions and strategic leadership during their time as Board members.
APEI continues to prioritize the student experience and learning outcomes. As an example of the success of our students, I wanted to take this opportunity to recognize American Public University System’s (“APUS”) first Fulbright Scholar, Andreea Mosila, a doctoral student. She plans to conduct groundbreaking research on climate change and its implications for global security. I am extremely proud of her and all our students’ accomplishments. Our focus remains on outcomes that support real world career opportunities and positive ROI on student investment in their education. In 2024, 23 of our 25 Rasmussen University (“RU”), and three of our four Hondros College of Nursing (“HCN”), nursing reporting entities met state NCLEX pass rate thresholds.
Our Board remains focused on overseeing key strategic initiatives. In 2024, APEI began undertaking efforts to simplify its operating structure, which we believe will improve long-term financial and operating results. As part of these efforts, in January 2025 APEI announced the plan to combine APUS, RU, and HCN into one consolidated institution, American Public University System (the “System”). The System will have two divisions, initially named (i) APUS Global, comprised of American Military University and American Public University and (ii) Rasmussen, comprised of RU’s campus-based and online nursing programs, RU’s healthcare programs, HCN’s campus-based nursing programs, and RU’s non-healthcare programs. Combining and expanding our nursing campus footprint will allow us to enhance academic choice and expand support services for students and alumni, while strengthening our ability to address the growing demand for nursing and other clinical roles in the healthcare ecosystem. In addition, we believe the planned combination will lead to synergies that strengthen compliance and risk management strategies in our military and veterans’ division while unlocking more access to education for military families as well.
Our Board also remains focused on continued improvement of APEI’s financial results and value creation for stockholders. In 2024, our financial accomplishments included revenue of $624 million, and fully-diluted earnings per share available to common stockholders of $0.55, and year-over-year enrollment growth at APUS, RU and HCN.
At the Annual Meeting, we will be asking you to elect seven director nominees to the Board of Directors, as detailed in the attached proxy statement. Details about the qualifications of our director nominees and why we believe they are the right individuals to represent your interests can be found starting on page 26. We believe all seven of our director nominees embody our commitment to strong governance.
As discussed in the Compensation Discussion and Analysis section, which begins on page 45, in 2024, we continued our commitment to compensation practices designed to attract, incentivize, retain, and reward the talent needed to maintain and strengthen our position in career-minded adult education and to achieve our business objectives. At the Annual Meeting, we will be asking for approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.
As discussed, beginning on page 87, our Audit Committee has again selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025, and we will be asking you to ratify that appointment.
This year we are also asking stockholders to approve certain amendments to our 2017 Omnibus Incentive Plan. We strongly believe that equity ownership by our employees is critical to aligning the interests of our employees with our stockholders and that the amendments discussed on page 34 will allow us to foster that alignment and help us recruit and retain executive talent in a competitive job market.
On behalf of the entire Board, I would like to express our gratitude for your continued support. We value the opportunity to serve American Public Education on your behalf.
Sincerely,

Daniel S. Pianko
Board Chair, APEI Board of Directors

111 W. Congress Street
Charles Town, West Virginia 25414
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders of American Public Education, Inc. (the “Annual Meeting”) will be held on May 23, 2025, at 8:30 a.m. Eastern Daylight Time as a virtual meeting of stockholders held over the Internet. Stockholders will be able to attend the Annual Meeting, vote, and submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/APEI2025. The Annual Meeting will be held for our stockholders to consider and vote on the following proposals:
•
Proposal No. 1: To elect to the Board, the seven nominees set forth in the accompanying proxy materials, each of whom will hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal.

•
Proposal No. 2: To approve the amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder and to remove the fungible share ratio applicable to certain new full-value equity awards.

•	Proposal No. 3: To approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy materials.
•	Proposal No. 4: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.
Each outstanding share of American Public Education, Inc. common stock (Nasdaq: APEI) entitles the holder of record at the close of business on March 27, 2025, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

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We are pleased to take advantage of Securities and Exchange Commission rules that allow us to post these materials on the Internet, which enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.
Whether or not you expect to attend the meeting, we urge you to vote your shares before the meeting by Internet, telephone, or by signing, dating, and returning the proxy card you will receive if you request printed materials. If you choose to attend the virtual Annual Meeting, you may still vote your shares online at the meeting, even though you have previously voted or returned your proxy by any of the methods described in this Proxy Statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.
All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors,

Thomas A. Beckett Senior Vice President, General Counsel and Secretary April 8, 2025

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PROXY STATEMENT SUMMARY
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.
Powering Purpose, Potential and Prosperity for Those Who Serve
American Public Education, Inc. (“APEI”) provides online and on-campus postsecondary education to students through American Public University System (“APUS”), Rasmussen University (“RU”), and Hondros College of Nursing (“HCN”), and career learning through Graduate School USA (“GSUSA”). Our vision is for education that transforms lives, advances careers, and improves communities, by “educating those who serve.” Our institutions are purpose-built to educate the service-minded student by offering programs designed to prepare individuals for contributions to their profession and society and to provide opportunities to advance students in their current professions or help them prepare for their next career. In this Proxy Statement, “we,” “our,” “us,” “the Company,” and similar terms refer to APEI and its educational institutions collectively unless the context indicates otherwise.

(1)	American Military University (“AMU”) is part of APUS. For additional information about AMU’s recognition by CCME, please visit https://www.ccmeonline.org/.
Overview of Proposals
Item 1: Election of Directors
Our director nominees bring a mix of experience, backgrounds, and perspectives to the Board. The Board recommends a vote FOR each nominee. See page 26.
Nominee Highlights

•	100% have strategy, risk management, and operational experience
•	Average tenure of independent director nominees: 3 years
•	Average age of nominees: 56 years old

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Director Nominees

			Current Committee Memberships
Nominee	Age	Director Since	AUD	MDC	NCG
Granetta B. Blevins, Independent(1) Independent Consultant	66	2020	C		X
Michael D. Braner, Independent Managing Member and Chief Compliance Officer, 325 Capital LLC	55	2023	X	X
Anna M. Fabrega, Independent Former Chief Executive Officer, Local Bounti Corp.	46	2022	X	X(2)
James Kenigsberg, Independent Former Senior Strategic Advisor, 2U Inc.	49	2022		X	C
Daniel S. Pianko, Independent(3) Co-Founder and Managing Director, Achieve Partners	48	2020			X
Angela K. Selden President and Chief Executive Officer of the Company	59	2019
Richard J. Statuto, Independent Former President and Chief Executive Officer of Bon Secours Health System	68	2025	X	X

AUD	Audit Committee	(1)	Audit Committee Financial Expert
MDC	Management Development & Compensation Committee	(2)	Expected Committee Chair as of the Annual Meeting
NCG	Nominating and Corporate Governance Committee	(3)	Board Chair
C	Committee Chair
X	Committee Member

Item 2: Amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan
We are asking our stockholders to approve the amendment to the 2017 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder by 1,200,000 and to remove the fungible share ratio applicable to certain new full-value equity awards to enable us to continue to use equity awards to incentivize individuals for their contributions to the Company and to further align their interests with those of our stockholders. The Board recommends a vote FOR this proposal. See page 34.
Item 3: Compensation Paid to our Named Executive Officers
We are holding a non-binding advisory vote on the compensation paid to our named executive officers as disclosed in our Proxy Statement for the Annual Meeting. The Board recommends a vote FOR this proposal. See page 83.
Item 4: Ratification of Independent Auditors
We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025. The Board recommends a vote FOR this proposal. See page 85.

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Corporate Governance and Stockholder Engagement Highlights
Best Practices

✔
Highly independent board
▪
Six of our seven director nominees are independent
▪
All Board committees are 100% independent
▪
Active Board refreshment; four of our six non-employee directors joined the Board within the last three years
		✔	Board oversight of corporate responsibility efforts
✔
Risk management oversight
▪
Board has principal responsibility for risk management oversight
▪
Board regularly meets with management to receive reports
▪
Nominating and Corporate Governance, Management Development and Compensation, and Audit Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Oversight” (page 18)

		✔	Equity ownership guidelines ▪ 6x annual base salary for our CEO ▪ 3x annual base salary for our CFO and 2x for all other executive officers ▪ 3x annual base retainer for non-employee directors
✔	Annual elections of all directors
✔	Independent Board Chair
✔	Restrictions on hedging and pledging

Stockholder Engagement
We believe regular communication with our stockholders and the financial community is essential for both transparency and our success. Throughout 2024, our Chief Executive Officer, Chief Financial Officer, and Chief Strategy and Corporate Development Officer actively engaged in numerous meetings with investors through forums and various platforms. Following key Company updates, such as earnings releases and other corporate and industry developments, we conducted meetings with investors and analysts. Additionally, our Chief Executive Officer, Chief Financial Officer, and Chief Strategy and Corporate Development Officer participated in investor conferences and non-deal roadshows to engage with both current and prospective investors. These interactions covered a range of topics, including our long-term strategy, recent business and operating performance, enterprise transformation, regulatory profile, and capital allocation strategy.

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Executive Compensation Highlights
Our executive compensation program is designed to attract, incentivize, retain, and reward the talent that we need to maintain and strengthen our position in career-minded adult education and to achieve our business objectives. We tie executive compensation to objective performance metrics to hold our executives accountable for our actual business performance.
Below is a breakdown of the components of Ms. Selden’s target compensation opportunity for 2024. Approximately 72% of her total compensation opportunity was performance-based or variable and at risk. While Ms. Selden’s base salary was not increased in 2024 for the second year in a row, the percentage of her base salary increased in 2024 compared to prior years because the MDC Committee decided to reduce the value of her 2024 long-term incentive awards for 2023 relative to prior years, including to account for the Company’s performance in 2023.

* Due to rounding, sums may not equal 100% or the totals indicated.

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ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.
Proposals to be Voted Upon at the Annual Meeting
At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:
•
Proposal No. 1: To elect to the Board the seven nominees set forth in this Proxy Statement, each of whom will hold office until the next annual meeting of stockholders and until such nominee’s successor is elected and qualified or until such nominee’s earlier death, resignation, or removal.

•
Proposal No. 2: To approve the amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”) to increase the number of shares available for issuance thereunder and to remove the fungible share ratio applicable to certain new full-value equity awards.

•	Proposal No. 3: To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as disclosed in this Proxy Statement.
•	Proposal No. 4: To ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently not aware of any other business to come before the Annual Meeting.
Recommendation of the Board
The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1), FOR approval of the amendment to the 2017 Plan (Proposal No. 2), FOR approval of the compensation paid to our named executive officers (Proposal No. 3), and FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 4).
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held Virtually on May 23, 2025
Pursuant to the “notice and access” rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 8, 2025, to all of our stockholders as of the close of business on March 27, 2025 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

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Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Our Annual Report to Stockholders and this Proxy Statement are available at www.proxyvote.com.
Attending the Annual Meeting
The Annual Meeting will be a completely virtual meeting to be held over the Internet. The virtual meeting will enable expanded stockholder participation for those who might not otherwise attend in person.
Whether you are a stockholder of record or hold your shares in “street name,” you may participate in and vote online at the Annual Meeting by visiting www.virtualshareholdermeeting.com/APEI2025 and using the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials to enter the Annual Meeting.
The virtual meeting platform is fully supported across common browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software. Participants should ensure that they have a strong internet or Wi-Fi connection to participate in the Annual Meeting. Participants should also give themselves plenty of time to dial-in to the conference call or log in and ensure that they can hear audio prior to the start of the Annual Meeting. We encourage stockholders wishing to attend the Annual Meeting to visit www.virtualshareholdermeeting.com/APEI2025 in advance of the meeting to verify their internet connection.
If you have questions regarding how to attend and participate in the Annual Meeting or encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 844-986-0822 (Toll Free) or 303-562-9302 (International Toll). Technical support will be available starting at 8:15 a.m. EDT on May 23, 2025.
If you wish to submit a question, you may do so in a few ways. If you want to submit a question before the meeting, then beginning April 17, 2025, and until 11:59 p.m. EDT on May 22, 2025, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question or comment, and click “Submit.” Alternatively, if you want to submit your question or make a comment during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/APEI2025, type your question into the “Ask a Question” field, and click “Submit”. Any e-mailed questions or comments will need to include your 16-digit control number in order to be addressed at the meeting.
Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters will be addressed during the meeting. Consistent with our approach when the annual meetings were held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order. In the unlikely event that the volume of questions increases to the point that time constraints prohibit us from answering all pertinent questions, the remaining pertinent questions will be answered on our Investor Relations site.
A webcast of the Annual Meeting will be archived and accessible through May 22, 2026.

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Voting at the Annual Meeting
The Board is soliciting your vote at the Annual Meeting or at any later meeting should the scheduled annual meeting be adjourned or postponed for any reason. Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on the Record Date.
If on the Record Date you hold shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered the stockholder of record with respect to those shares, and Equiniti is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote online at the meeting or by proxy via Internet, mail, or telephone. Whether or not you plan to attend the Annual Meeting online, you may vote over the Internet by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by submitting your vote by telephone or by signing and submitting your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to American Public Education, Inc., Attn: Corporate Secretary, 303 West 3rd Avenue, Ranson, West Virginia 25438, (2) submitting a duly executed proxy bearing a later date, (3) voting again by Internet or by telephone, or (4) attending the Annual Meeting and voting online. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote at the Annual Meeting or specifically so request.
If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in street name, and these proxy materials will be forwarded to you by that organization or person. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in its account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you use your 16-digit control number to enter the meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted should you later decide not to attend the Annual Meeting.
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your unvoted shares may constitute “broker non-votes.” Unvoted shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.
A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 111 W. Congress Street, Charles Town, West Virginia 25414, for ten days immediately preceding the day before the date of our Annual Meeting to the date of our Annual Meeting. Stockholders may contact our Corporate Secretary and arrangements will be made to review the records in person.

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Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether online or by valid proxy, of the persons holding a majority of shares of common stock entitled to vote at the meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 18,036,421 shares of common stock outstanding, held by 406 stockholders of record. Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy) and “broker non-votes” will be considered to be shares present at the meeting for purposes of a quorum.
Broker Non-Votes
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on routine matters, such as the ratification of an independent public accounting firm, for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors, approval of amendments to stock plans, and matters related to executive compensation.
Required Votes
Election of directors. Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of the votes cast against that director’s election. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.
Approval of the amendment to the 2017 Plan, the advisory vote on executive compensation, and the ratification of our independent public accounting firm. Approval of the amendment to the 2017 Plan, the advisory vote on compensation paid to our named executive officers, and ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 each requires the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of these proposals, and abstentions will have the effect of a vote against each of these proposals.
Solicitation of Proxies
We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We have retained Georgeson LLC to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Georgeson LLC a fee of approximately $13,000 plus out-of-pocket expenses. We may solicit proxies by mail, personal interview, telephone, or via the Internet through our officers, directors, and other management employees, who will receive no additional compensation for their services.

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CORPORATE GOVERNANCE
The Board has adopted Corporate Governance Guidelines (the “Guidelines”), a Code of Business Conduct and Ethics (the “Code of Conduct”), a Policy for Related Person Transactions and other policies as part of our corporate governance practices and in accordance with rules of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”).
The Guidelines, Code of Conduct, and Policy for Related Person Transactions are reviewed periodically by our Nominating and Corporate Governance Committee (the “NCG Committee”), and changes are recommended to the Board for approval as appropriate.
Corporate Governance Guidelines and Codes of Ethics
The Guidelines set forth a framework to assist the Board in the exercise of its responsibilities. The Guidelines cover, among other things, the composition and certain functions of the Board, director independence, stock ownership by our non-employee directors, management succession and review, Board committees, the selection of new directors, and director expectations.
The Code covers, among other things, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of Company assets, and the reporting process for any illegal or unethical conduct. The Code of Conduct is applicable to all of our officers, directors, and employees. We also have a separate code of ethics (together with the Code of Conduct, the “Codes of Ethics”) that is specifically applicable to our Chief Executive Officer, Chief Financial Officer, and other Principal Officers (as defined therein).
Any waiver of either Code of Ethics for our directors, executive officers, or Principal Officers may be made only by the Board and will be promptly disclosed as may be required by law, regulation, or rule of the SEC, or Nasdaq listing standards. If we further amend either Code of Ethics or waive any provision of either Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer, or other Principal Officers, we will post the amendment or waiver on our corporate website, www.apei.com. The information on our corporate website is not incorporated by reference into this Proxy Statement.
The Guidelines and Codes of Ethics are available in the Governance section of our corporate website.
Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
As a supplement to and extension of our Codes of Ethics, the Board has adopted a Policy for Related Person Transactions pursuant to which our Audit Committee, another independent committee of the Board consisting of independent directors, or the full Board must give prior consent before we may enter into a related person transaction with our executive officers, directors, nominees for director and principal stockholders, including their immediate family members and affiliates. Any request for us to enter into a related person transaction with an executive officer, director, nominee for director, principal stockholder or any of such persons’ immediate family members or affiliates must first be presented to our Audit Committee for review, consideration, and approval. A related person transaction is a transaction in which the Company is or will be a participant and in which a related person has or will have a direct or indirect material interest, other than (i) a transaction involving $120,000 or less when aggregated with all related transactions, (ii) a transaction involving compensation to an executive officer that is approved by the Board or the Management Development and Compensation Committee (the “MDC Committee”), (iii) a transaction involving compensation to a director or director nominee that is approved by the Board or the MDC Committee, and (iv) any other transaction that is not required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of our directors, executive officers, and employees are required to report to our Audit Committee any such related person transaction.

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In approving or rejecting a proposed related person transaction, our Audit Committee considers the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. Under the policy, if we discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.
Related Person Transactions
There have been no related person transactions since the beginning of 2024, and there are no currently proposed related person transactions.
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with the interests of our stockholders, and after evaluation of best practices and consultation by the MDC Committee with Willis Towers Watson, its independent consultant, the Board has implemented stock ownership guidelines applicable to our executive officers and directors.
Each executive officer is expected to hold shares of common stock with an aggregate value greater than or equal to a multiple of the executive officer’s base salary as set forth below:
•	our Chief Executive Officer — six times base salary;
•	our Chief Financial Officer — three times base salary; and
•	all other executive officers — two times base salary.
Each of our non-employee directors is expected to hold shares of common stock with an aggregate value greater than or equal to at least three times the amount of the annual retainer paid to non-employee directors for service on the Board, excluding additional committee retainers, if any.
Under the stock ownership guidelines, common stock held directly, including shares of common stock held in a separate brokerage account or in a 401(k) account, and common stock held indirectly (e.g., by a spouse, minor dependent, or a trust for the benefit of the executive or director, or the executive’s or director’s spouse or minor dependent), count toward satisfaction of the levels set forth in the guidelines including shares of Common Stock underlying restricted stock awards subject to time-based vesting that are not, or are no longer, also subject to performance conditions. For purposes of the guidelines, the “value” of the common stock is based on the 60-day trailing average closing stock price on the day on which a determination under the guidelines is being made, which is annually on the last business day of each year.
Each of our executive officers is expected to satisfy the requisite stock ownership level within five years (the “Accumulation Period”) of the date the person first became an executive officer. Executive officers are required to retain seventy-five percent (75%) of the net shares of common stock acquired pursuant to restricted stock or option awards made after the adoption of these guidelines until the requisite stock ownership level is achieved. “Net shares” are those shares that remain after shares are sold or withheld to pay withholding taxes and/or the exercise price of stock options, if applicable. Each of our non-employee directors is expected to achieve the stock ownership level within five years of the date such person first becomes a non-employee director. As of December 31, 2024, all of our executive officers and continuing directors were in compliance with the stock ownership guidelines, to the extent required.

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Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and certain consultants and is designed to promote compliance with insider trading laws, rules, and regulations and applicable exchange listing requirements. A copy of our insider trading policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s practice to comply with applicable securities laws and exchange listing requirements.
Restrictions on “Hedging”
We have adopted a policy prohibiting our directors, officers, and employees from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds, and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities. We have adopted this policy in order to align the interests and objectives of individuals subject to the policy with those of our stockholders.
Restrictions on “Pledging”
We have adopted a policy prohibiting our directors and officers from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation, or deferred fee plans. This prohibition is to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults, and automatic rebalances, which may occur when the individual has material nonpublic information regarding the Company.
Stockholder Engagement
We consider stockholder engagement to be an important corporate governance practice. Regular dialogue with stockholders not only strengthens our relationship with the financial community but also helps stockholders make informed investment decisions, evaluate our long-term financial performance, and assess our business practices. Through this engagement, we receive valuable feedback that helps to inform our decisions regarding our strategy, executive compensation practices, and corporate governance policies, which we believe are critical contributors to our success.
Our meetings with investors are attended by one or more members of our management team, including our Chief Executive Officer, Chief Financial Officer, and Chief Strategy and Corporate Development Officer. In 2024, our Chief Executive Officer, Chief Financial Officer, and Chief Strategy and Corporate Development Officer participated in numerous investor meetings through various forums and platforms. We regularly held meetings following key company updates, such as earnings releases and other corporate and industry developments. Our Chief Executive Officer, Chief Financial Officer, and Chief Strategy and Corporate Development Officer also participated in investor conferences and non-deal roadshows where we engaged with both existing and prospective investors.
The focus of our 2024 meetings with investors spanned a wide variety of topics, including our long-term strategy, recent business and operating performance, enterprise transformation, regulatory profile, and capital allocation strategy.

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Corporate Governance Best Practices

✔
Highly independent board
▪
Six of our seven director nominees are independent
▪
All Board committees are 100% independent
▪
Active Board refreshment; four of our six non-employee directors joined the Board within the last three years
		✔	Board oversight of corporate responsibility efforts
✔
Risk management oversight
▪
Board has principal responsibility for risk
management oversight
▪
Board regularly meets with management to receive reports
▪
NCG, MDC, and Audit Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Oversight” (page 18)

		✔	Equity ownership guidelines ▪ 6x annual base salary for our CEO ▪ 3x annual base salary for our CFO and 2x for all other executive officers ▪ 3x annual base retainer for non-employee directors
✔	Annual elections of all directors
✔	Independent Board Chair
✔	Restrictions on hedging and pledging

We continue to demonstrate a strong commitment to corporate governance and our commitment to best practices:
•
Board Refreshment. In March 2025, we added a new director to our Board in alignment with our ongoing commitments to Board refreshment and a Board with a mix of experience, backgrounds, and perspectives.

•
Audit Committee Charter. In December 2024, our Board amended our Audit Committee Charter, including to delegate oversight of enterprise risk management, previously delegated to the NCG Committee, to the Audit Committee.

•
Corporate Guidelines. In December 2024, our Board amended our Corporate Guidelines to clarify that stockholder nominees will be treated the same as board nominees and that the Board will not impose on stockholder nominees unnecessary requirements.

•
Stock Ownership Guidelines. In December 2024, our MDC Committee amended the Company’s Stock Ownership Guidelines to, among other things, (i) increase the level of ownership applicable to our Chief Financial Officer from two to three times base salary and (ii) require 75% of net shares to be retained until the ownership guidelines are achieved during the Accumulation Period and increase the percentage of net shares required to be retained from 50% to 75%.

Our Commitment to Corporate Responsibility
We believe that our intrinsic value can be measured by the impact of our activities on the communities that we serve. Our Board is responsible for overseeing and supporting our commitment to positive environmental and social impact, and our governance practices. Our NCG Committee assists the Board in this oversight, including by overseeing our strategy and activities related to corporate responsibility, including environmental, social, and governance (“ESG”) matters. We also continue to leverage a management-led committee that reports to our Chief Executive Officer and supports management’s execution of our ESG efforts and development of our ESG strategy. In terms of environmental impact, APUS is a signatory to the American College & University Presidents’ Climate Commitment, pursuant to which we committed to work toward carbon neutrality, inventory our emissions, integrate sustainability into our

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curriculum, and make related information publicly available. To offset a significant portion of the energy requirements of our LEED platinum certified administrative building, we constructed a solar array at our headquarters on a parking lot canopy. We also actively engage with a third-party environmental consultant to measure our greenhouse gas emissions and analyze our environmental impact. In addition to creating positive environmental impacts, we believe that our Company should have a positive impact on the communities in which we live and work. Our many volunteer and community service projects often emerge organically from the ideas and passions of our students and employees. To help support those efforts, we continue to provide all full-time employees with paid volunteer time off.
Our Commitment to Our People
Our ability to deliver on our corporate mission and to continue to transform our enterprise to focus on sustainable growth is tightly aligned with our human capital strategy. Our performance largely depends on the talents, experience, and efforts of our employees, and on our ability to foster a culture and practice of high performance, innovation, cooperation, integrity, and respect. During 2024, we continued to focus on the stabilization of our executive leadership teams across APUS, RU, HCN, and GSUSA (each, an “institution”) and at APEI. Our strong executive leadership across the enterprise is critical to our ability to deliver a quality student experience and to deliver on our business objectives. We have seen the positive impact of our strengthened executive team on our growth and transformation efforts. Our strong executive team will continue to help grow our Company into the future. Throughout 2024, we saw the benefits of more of our key human capital efforts being centralized. Our common talent acquisition methodology and common talent management and talent review process have allowed us to more consistently address talent needs across the enterprise. We have also now fully harmonized our benefits programs across the enterprise ensuring that we have a market competitive set of offerings for all employees.
We also continue to partner holistically to provide a consistent, proactive approach to employee communication. Meaningful employee communication is key to driving connectivity, engagement, and efficiencies. We are committed to ensuring that all employees experience a positive and supportive work environment and that all employees and students experience a sense of belonging at APEI and our institutions.
We measure employee engagement on an ongoing basis by soliciting feedback in order to understand the views of our employees and faculty, both full-time and part-time. In 2024, we conducted a comprehensive employee engagement survey. The results from that survey, which showed notable improvement compared to 2023, are being actively used to implement programs and processes designed to enhance employee and faculty engagement and improve the overall employee experience and, therefore, the student experience.
Our strategic initiatives require our management, faculty, staff, and skilled personnel to perform at a high level and to adapt and learn new skills and capabilities. We believe that the quality of faculty is critical to the student experience and student outcomes and is therefore vital to the success of our institutions. As a result, all faculty have annual development opportunities and requirements. We continue to enhance our centralized talent and transformation team to focus on improving internal learning and development practices and succession planning to ensure that we cultivate skills needed to deliver high quality student outcomes and help grow our operations. In 2024, we refined our core leadership developments philosophies to create a comprehensive leadership development framework. We have made enhancements to our internal tools, including a new learning management system, to ensure a consistent investment in leadership capabilities across APEI.

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Board’s Role in Risk Oversight
Our management is responsible for managing risks in our business, including by developing processes to monitor and control risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with our strategy and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks. The Board regularly meets with our management, particularly our Chief Executive Officer, Chief Financial Officer, Chief Information Officer, and General Counsel, to receive updates on how management is assessing and managing risk in particular functional areas of our business, as well as monitors risks that have been delegated to its committees. The Board and its committees also request and receive regular reports from management on particular areas of risk, such as cybersecurity and threats to technology infrastructure.
The Board’s committees assist the Board in carrying out its oversight of risks, and each of the committee charters specifically address issues of risk. Pursuant to the Guidelines, the Board is expected to specifically consider risks that relate to our reputation and the general industry in which we operate, including with respect to privacy, information technology and cybersecurity, and threats to technology infrastructure. The Audit Committee assists the Board in overseeing management’s development and the application of its approach for the assessment and management of risks, including strategic, operational, regulatory, information, external, and other significant non-financial risks in the business of the Company and reviews and assesses the qualitative aspects of financial reporting and our processes to manage financial and financial reporting risk. The Audit Committee regularly reports its findings to the Board.
While the Audit Committee has primary responsibility for assisting the Board with its risk oversight responsibilities, the NCG Committee and MDC Committee also assist the Board with risk oversight. The NCG Committee considers and makes recommendations on how the Board is approaching its role of risk oversight. The NCG Committee also has responsibility for oversight of ESG-related risks. The MDC Committee is responsible for the oversight of our human capital policies, programs, initiatives, and strategies. When establishing executive compensation and director compensation and in its role in implementing incentive compensation plans, the MDC Committee considers whether compensation practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks. The MDC Committee has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company; this conclusion has been confirmed by the Board.
The performance, reliability, and security of the networks and technology infrastructure we use or rely on is critical to our operations, our institutions’ reputation, and our ability to attract and retain students. The Board regularly reviews our cybersecurity and other information technology risks, controls, and procedures, including plans to mitigate such risks and respond to any cyber incidents. The Board receives regular reports from our Chief Information Officer on these and related topics, including management’s approach to cybersecurity and potential investments in additional cybersecurity capabilities on a regular basis. Our Chief Information Officer reported to the Board at each of its regularly scheduled quarterly meetings in 2024. In 2024, the Board monitored and received quarterly briefings on the Company’s cybersecurity program. The team continued to grow and strengthen the cybersecurity posture through investments in staffing, third-party service providers, and a comprehensive set of processes and policies, which further strengthens and matures our cybersecurity program.
We have determined that the Board rather than any one committee alone is currently the appropriate body for the oversight of cybersecurity risk because of the criticality and centrality of information technology to our business, and because we believe the Board should specifically consider risks related to our reputation and the general industry in which we operate, including with respect to privacy, information technology, and cybersecurity and threats to technology infrastructure. However, the Board has delegated to the Audit Committee certain oversight responsibilities with respect to our cybersecurity disclosures.

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The following table highlights the roles of the Board and each committee in risk oversight:

The Board
•	Assesses management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks.
•	Receives and reviews regular reports provided by management, and monitors risks that have been delegated to its three standing committees.
•
Considers risks that relate to the reputation of our Company and the general industry in which we operate, including with respect to privacy, information technology and cybersecurity, and threats to technology infrastructure.

Nominating and Corporate Governance Committee	Audit Committee	Management Development & Compensation Committee

•
Considers and makes recommendations regarding how the Board approaches its role of risk oversight.

•
Assists the Board in overseeing strategy and activities related to corporate social responsibility, sustainability, and other ESG matters.

•
Assists the Board in overseeing management’s development and the application of its approach to the assessment and management of processes, the effectiveness of those processes, and management of strategic, operational, regulatory, information, external, and other significant risks.

•
Discusses financial and financial reporting risk exposures.

•
Discusses the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

•
Receives and reviews the annual report from management regarding the manner in which we are assessing and managing our exposure to financial and financial reporting risks.

•
Considers whether our compensation policies and practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks.

•
Oversees human capital management efforts and alignment, including any related risks.

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COMPOSITION AND MEETINGS OF THE BOARD
AND ITS COMMITTEES
The following table details certain basic information on our current directors, the current composition of the Board and its standing committees, and the number of meetings held during the year ended December 31, 2024:

Director	Age	Director Since	Committee Memberships
			AUD	MDC	NCG
Eric C. Andersen, Independent Member of the Board of Directors, PeakEquity	63	2012	X
Granetta B. Blevins, Independent(1) Independent Consultant	66	2020	C		X
Michael D. Braner, Independent Managing Member and Chief Compliance Officer, 325 Capital LLC	55	2023	X	X
Anna M. Fabrega, Independent Former Chief Executive Officer, Local Bounti Corp.	46	2022	X	X(2)
James Kenigsberg, Independent Senior Strategic Advisor, 2U, Inc.	49	2022		X	C
Daniel S. Pianko, Independent(3) Co-Founder and Managing Director, Achieve Partners	48	2020			X
William G. Robinson, Jr., Independent President, Broadgate Human Capital, LLC	60	2016		C	X
Angela K. Selden President and Chief Executive Officer of the Company	59	2019
Richard J. Statuto, Independent Former President and Chief Executive Officer of Bon Secours Health System	68	2025	X	X
2024 Meetings	Board:	8	8	4	5

MDC	Management Development & Compensation Committee	(1)	Audit Committee Financial Expert
NCG	Nominating and Corporate Governance Committee	(2)	Expected Committee Chair as of the Annual Meeting
C	Committee Chair	(3)	Board Chair
X	Committee Member

Board Independence and Leadership Structure
The Board believes, and the Guidelines require, that a substantial majority of its members must be independent directors. In addition, the respective charters of the Audit, MDC, and NCG Committees currently require that each member of such committees be independent. Consistent with Nasdaq’s independence criteria, the Board has affirmatively determined that all of our directors are independent, with the exception of Ms. Selden, our President and Chief Executive Officer. Nasdaq’s independence criteria include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationship exists that,

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in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed any information provided by the directors and management with regard to each director’s business and personal activities that may relate to us and our management.
In accordance with the Guidelines, the independent members of the Board hold at least two “executive session” meetings each year. If the Board Chair were not an independent director, an independent chair would be selected for each executive session. These meetings serve as a forum to discuss the annual evaluation of the Chief Executive Officer’s performance, the annual review of the Chief Executive Officer’s plan for management succession, and such other topics as the independent directors deem necessary or appropriate.
The Guidelines specify that the Board shall select its Chair based on the Board’s determination of what is then in our best interests. Historically, we have split the positions of the Board Chair and Chief Executive Officer because we believe that this structure is appropriate at this time given the differences between the two roles in our management structure. We believe that an independent Chair is in our best interests and those of our stockholders and provides a strong leadership structure and sound governance foundation for working with the Board, the Company’s Chief Executive Officer, and management to establish and further our strategic objectives. Our Chief Executive Officer, among other duties, is responsible for implementing the strategic direction for the Company and for the day-to-day leadership and performance of the Company, while the Board Chair, among other responsibilities, provides guidance to the Chief Executive Officer and presides over meetings of the full Board. Currently, Ms. Selden serves as our Chief Executive Officer, and Mr. Pianko assumed the role of Board Chair in March 2025 from Mr. Andersen who had previously served in that role.
The Board of Directors and its Committees
Each Board committee consists only of directors who are not employees of the Company and who are “independent” as defined by Nasdaq rules.
The Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The Board held a total of 8 meetings during the fiscal year ended December 31, 2024. During this time, all of our current directors attended at least 75% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served. The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend. Our 2024 Annual Meeting of Stockholders was attended by all our directors.
The Board has three standing committees: the Audit Committee; the MDC Committee; and the NCG Committee. The charters for the Audit, MDC, and NCG Committees can be accessed electronically on the “Governance — Governance & Ethics Documents” section of our corporate website, www.apei.com.
The Board conducts, and the NCG Committee oversees, an annual evaluation of the Board’s operations and performance in order to enhance its effectiveness. Recommendations resulting from this evaluation are made by the NCG Committee to the full Board for its consideration. Each committee also conducts an annual evaluation of its own performance and charter, and makes recommendations as necessary to either management, the NCG Committee, or the full Board, as applicable, as a result of these evaluations.
Audit Committee
The Board has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of

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our internal audit function and our independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage financial reporting risk, and our compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm.
The current members of our Audit Committee are Ms. Blevins, who serves as chair of the Committee, Mr. Andersen, Mr. Braner, Ms. Fabrega, and Mr. Statuto. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, and statements of income, comprehensive income, stockholders’ equity, and cash flows.
The Board has determined that Ms. Blevins is an “Audit Committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board has determined that each member of our Audit Committee is independent under Nasdaq’s listing standards and each member of our Audit Committee is independent pursuant to Rule 10A-3 of the Exchange Act.
Management Development & Compensation Committee
The MDC Committee is responsible, among its other duties and responsibilities, for establishing the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness, and other relevant considerations, and administering and making recommendations to the Board regarding our equity and other incentive plans. In addition, the MDC Committee is responsible for succession planning for our Chief Executive Officer and other key executive officers and for overseeing our human capital management efforts, including with respect to recruitment, development, and retention. Pursuant to our Bylaws, the MDC Committee may create one or more subcommittees, each subcommittee to consist of one or more members of the MDC Committee, and may delegate any or all of its powers and authority to those subcommittees.
The current members of our MDC Committee are Mr. Robinson, who serves as chair of the Committee, Mr. Braner, Ms. Fabrega, Mr. Kenigsberg, and Mr. Statuto. If elected, Ms. Fabrega is expected to serve as chair of the Committee effective as of the Annual Meeting. The Board has determined that each member of our MDC Committee meets Nasdaq’s independence requirements for approval of the compensation paid to our Chief Executive Officer and other executive officers.
The MDC Committee has the sole authority to retain and terminate any compensation consultant to assist in evaluating executive officer compensation. In 2024, the MDC Committee retained Willis Towers Watson directly as an outside compensation consultant to assist in evaluating our compensation programs, as it has since 2007. The MDC Committee assessed Willis Towers Watson’s independence, considering all relevant factors, including those set forth in Nasdaq rules. In connection with this assessment, the Committee considered Willis Towers Watson’s work and determined that it raised no conflicts of interest. Willis Towers Watson does no work for the Company other than work that is authorized by the MDC Committee or its chairperson. The Committee used information provided to it by Willis Towers Watson in connection with making 2024 compensation determinations. Willis Towers Watson also advised the MDC Committee on the use of a peer group and applicable survey data for comparative purposes. The consultant’s role in recommending the amount or form of executive compensation paid to our named executive officers during 2024 is described in the “Compensation Discussion and Analysis — Competitive Compensation — Assessing Competitive Practice” section on page 49.
The MDC Committee considers the results of the annual advisory vote on the compensation paid to our named executive officers. See “Proposal No. 3” on page 83 to review this year’s proposal. In 2024, 92% of the stockholder votes cast on this proposal were voted in favor of our executive compensation. We continued our ongoing stockholder engagement program during 2024 in order to elicit further feedback and perspectives on the issues important to our stockholders.

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The MDC Committee works closely with our Chief Executive Officer on compensation decisions and has delegated certain aspects of the annual incentive plans for the other executive officers, including the named executive officers, to our Chief Executive Officer. For a discussion of the role of our Chief Executive Officer in determining or recommending the executive compensation paid to our named executive officers during 2024, see the “Compensation Discussion and Analysis — Other Compensation Policies and Practices — Role of Executives in Executive Compensation Decisions” section on page 61. None of our other executive officers participates in any deliberations related to the setting of executive compensation.
Nominating and Corporate Governance Committee
The NCG Committee is responsible for recommending candidates for election to the Board. The Committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including board size and membership qualifications, recommendations with respect to director resignations tendered in the event a director fails to achieve a majority of votes cast in favor of his or her election, new director orientation, committee structure and membership, and policies and practices regarding communications with stockholders. In addition, the NCG Committee assists the Board in understanding and overseeing management’s processes for the assessment and management of non-financial risks of the Company and the steps that management has taken to monitor and control exposure to such risks. The current members of our NCG Committee are Mr. Kenigsberg, who serves as chair of the Committee, Ms. Blevins, Mr. Pianko, and Mr. Robinson. The Board has determined that each member of our NCG Committee meets Nasdaq’s independence requirements for directors that make director nominations.
Subsidiary Committees
Non-employee directors may be asked to serve in a committee role that involves service as a representative of the Board on the board of one of our wholly owned subsidiaries. During 2024, Mr. Robinson served in this role for APUS, and Mr. Pianko served in this role for RU.

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DIRECTOR NOMINATIONS AND
COMMUNICATION WITH DIRECTORS
Director Nomination Process
The NCG Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our Bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. For a stockholder’s nomination of a person to stand for election as a director at an annual meeting of stockholders to be considered, our Corporate Secretary must receive such nominations at our principal executive offices not more than 120 days, and not less than 90 days, before the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary, the nomination must be received no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the notice or public disclosure of the date of the meeting. Each submission must include the following information:
•	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;
•	the principal occupation or employment during the preceding five years of the person or persons to be nominated;
•
the written, signed representation of each nominee that such nominee (i) consents to being named as a nominee in any Company proxy materials and to serving as a director if elected, (ii) intends to tender, promptly following such person’s election or re-election, an irrevocable resignation in the form required by the incumbent directors our Bylaws, (iii) has read and agrees to adhere to our policies and guidelines applicable to directors generally, (iv) is not and will not become a party to any agreement, and has not given any commitment to, any person or entity (1) as to how such person, if elected as a director, will act or vote on any nomination or other business proposal, issue, or question that has not been disclosed to us or (2) that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, and (v) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to us in connection with such person’s nomination for director or service as a director;

•
a questionnaire completed and signed by such person with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made;

•	the class or series and number of shares of the Company that are owned beneficially and of record by such stockholder;
•
if such stockholder or any such beneficial owner intends to solicit proxies or votes in support of nominees other than our nominees, the information required to be included in a notice to the Company required by the SEC rules, including a statement that such person intends to solicit holders of capital stock of the Company representing at least 67% of the voting power of such shares entitled to vote on the election of directors in support of director nominees other than our nominees;

•
if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder; and

•	such other information that the Board may request in its discretion.

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Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, provided, however, that if, as of the tenth day preceding the date we first mail notice of the meeting for such meeting to our stockholders, the number of nominees exceeds the number of directors to be elected, which we refer to as a “Contested Election” in our Bylaws, the directors shall be elected by the vote of a plurality of the votes cast. Under plurality voting, the director nominee with the most votes for a particular seat is elected for that seat. Our Bylaws require that the Board or a committee of the Board shall not nominate any incumbent director who, as a condition to such nomination, does not submit a conditional and, in the case of an uncontested election, irrevocable letter of resignation to the Chairperson of the Board. If an incumbent nominee is not elected in an uncontested election, the NCG Committee will promptly consider such director’s conditional resignation and make a recommendation to the Board regarding the resignation. Each incumbent director nominated for election to the Board at the Annual Meeting as described under “Proposal No. 1” on page 26 has submitted the conditional letter of resignation as required by our Bylaws.
In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the NCG Committee, or such other committee designated by the Board pursuant to our Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that it considers appropriate and relevant.
Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this Proxy Statement in the section titled “General Matters — Stockholder Proposals and Nominations” on page 91.
Contacting the Board of Directors
Stockholders wishing to communicate with the Board may do so by writing to the Board, the Board Chair, or the non-employee members of the Board as a group, at:
American Public Education, Inc.
303 West 3rd Avenue,
Ranson, WV 25438
Attn: Corporate Secretary
Complaints or concerns relating to our accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant individual or group. All correspondence is required to prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary will be copied for our files and in most cases will be promptly forwarded to the addressee. The Board has requested that certain items unrelated to the Board’s duties and responsibilities be excluded from the communications so forwarded under the policy. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal, or similarly unsuitable. However, the Corporate Secretary will maintain a list of each communication subject to this policy that is not forwarded and, on a quarterly basis, will deliver the list to the Board Chair. In addition, each communication subject to this policy that is not forwarded because it was determined by the Corporate Secretary to be frivolous shall nevertheless be retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board is currently comprised of nine directors. Our nominees for the election of directors at the Annual Meeting include six independent non-employee directors and our Chief Executive Officer. Eric C. Andersen and William G. Robinson, Jr. have decided to not stand for reelection at the Annual Meeting, and the size of the Board will be reduced to seven directors upon their departure from the Board. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the NCG Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 23, 2025: Granetta B. Blevins; Michael D. Braner, Anna M. Fabrega; James Kenigsberg; Daniel S. Pianko; Angela K. Selden; and Richard J. Statuto. All of the nominees are currently serving on the Board.
Proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless otherwise stated in the proxy or in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board, or the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation, or removal.
Criteria for Evaluating Director Nominees
The Board provides strategic direction to the Company and oversees the performance of our business and management. The NCG Committee periodically identifies and reviews with the Board desired skills and attributes of both individual Board members and the Board overall within the context of current and future needs. Among the Committee’s responsibilities is the development of general criteria, subject to approval by the full Board, for use in identifying, evaluating, and selecting qualified candidates for election or re-election to the Board. The Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. It may use outside consultants to assist in identifying candidates. In determining whether to recommend candidates to serve on the Board, the Committee considers (i) whether candidates meet regulatory and independence requirements, (ii) the Board’s overall composition in light of current and future needs, (iii) the past performance of incumbent directors, (iv) whether candidates have the qualities of integrity, judgment, acumen, and the time and ability to make a constructive contribution to the Board, and (v) each current or prospective director’s public company leadership positions and other outside commitments. In reviewing the composition of the Board, the Committee considers professional skills and background, experience in relevant industries, and geographic background, and any applicable rules and regulations regarding the composition of the Board, including those of Nasdaq and the SEC. The Committee maintains a commitment to an inclusive approach with respect to the pool from which the Committee selects director candidates, and considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full Board.
In order to mitigate risks of director overcommitments, the Company limits the number of other public company boards that on which non-employee directors and directors who are executive officers may serve to four and two, respectively, in each case including the Board, and also limits the number of public company board audit committees on which directors may serve to three, including the Audit Committee of the Board. All of our directors are in compliance with these limitations.
As a part of our continued process of Board refreshment and succession planning, the NCG Committee and the Board regularly consider adding additional directors to the Board. In July 2024, the Committee

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engaged Spencer Stuart, a professional search firm, to assist with a director search. The chair of the Committee, Mr. Kenigsberg, with input from the Board, developed criteria and specifications to be used to identify potential candidates based on a review of the Board’s current and future needs and then-current composition, among other things. After a comprehensive review of potential candidates, Spencer Stuart identified Mr. Statuto as a potential Board member.
In connection with the decision to appoint Mr. Braner to the Board in 2023, we entered into a Cooperation Agreement with 325 Capital LLC. Other than the Cooperation Agreement, which contemplated that Mr. Braner would be nominated for election to the Board at the 2023 Annual Meeting, there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director or is being nominated as a director.
The Board has determined that all of our director nominees are qualified to serve as directors of the Company. Set forth below are some of the experiences, qualifications, attributes, and skills possessed by these nominees.

Qualifications and Experience	Blevins	Braner	Fabrega	Kenigsberg	Pianko	Selden	Statuto
Business Strategy Experience	•	•	•	•	•	•	•
Finance, Investment and Accounting Experience	•	•	•		•	•	•
Corporate Governance Experience	•	•			•	•	•
Operational Experience	•	•	•	•	•	•	•
Education Sector Experience	•			•	•	•
Risk Management Experience	•	•	•	•	•	•	•
Sales & Marketing Expertise			•			•	•
Talent Management Expertise	•		•	•	•	•	•
Technology or Cybersecurity Expertise			•	•	•	•

Information for each nominee for director, including names, ages as of March 27, 2025, terms of office, principal occupations, and business experience is set forth below. In addition, for each nominee, we have included additional information regarding the experiences, qualifications, attributes, or skills that caused the NCG Committee and the Board to determine that the person should serve as a director for the Company.

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Granetta B. Blevins
Director since June 2020 • Audit Committee (Chair) • Nominating and Corporate Governance Committee Age: 66 Independent: Yes
Biography
Ms. Blevins has worked as an independent consultant/contractor since January 2000, working in a variety of capacities for non-profit and for-profit start-ups to mid-size businesses in multiple industries. From October 2018 to September 2019, Ms. Blevins served as Chief of Staff, LRNG at Southern New Hampshire University, where she was responsible for managing strategy, budget and resources for the LRNG learning platform. She also served as Chief Financial Officer and Chief of Staff of the non-profit social enterprise Collective Shift, which created the LRNG platform, from January 2015 until its acquisition by Southern New Hampshire University in October 2018. In addition, she served as Chief Financial Officer of Education Design Studio, a fund investor and business incubator for education technology start-up companies, from December 2012 until December 2019, and Chief Financial Officer of GlassLab, Inc., a non-profit that creates digital games for learning and assessment, from May 2014 to December 2016. Prior to 2000, Ms. Blevins held senior level finance and corporate planning positions with both public and privately held companies. Ms. Blevins currently serves on the Board of Trustees of Georgetown College in Georgetown, Kentucky and Chairs the Finance Committee and is a member of the Executive Committee. Ms. Blevins is also on the Board of Directors for CHI Saint Joseph Health, part of CommonSpirit Health, and chairs the Audit and Compliance Committee and serves on the Credentials Committee. Ms. Blevins has previously served on and chaired boards of other non-profits and been a board member of another for-profit privately held company.
Skills and Qualifications
 •
Significant experience serving in senior management positions for a range of corporations and non-profits
 •
Extensive experience in financial management, financial planning and analysis, strategic planning, strategy execution and governance
 •
Expertise in the education industry, including with respect to technology

Michael D. Braner
Director since March 2023 • Audit Committee • Management Development & Compensation Committee Age: 55 Independent: Yes
Biography
Mr. Braner has served as a founding Managing Member and as Chief Compliance Officer at 325 Capital LLC, a long-term, significant, minority owner of small public companies, since March 2019, where he is involved in investment research and overseeing compliance. Previously, Mr. Braner served as a Partner at Sagard Capital Partners LP, pursuing a similar investment strategy to 325 Capital, from 2005 to May 2016. Prior to that, Mr. Braner served as a Partner in JB Investment Partners, an investment company he founded in 2003, from 2003 to 2004. Earlier in his career, Mr. Braner served for more than 10 years at Bain & Company Inc., a management consulting company, where he consulted large corporations and private equity investors.
Skills and Qualifications
 • Experience in executive-level investment and business consulting
 • Experience as a significant shareholder of the Company
 • Expertise in executive leadership and corporate governance

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Anna M. Fabrega
Director since May 2022 • Audit Committee Age: 46 Independent: Yes
Biography
Ms. Fabrega served as Chief Executive Officer of Local Bounti Corp. from June 2023 to December 2023. In addition, from October 2021 to November 2022, Ms. Fabrega served as Chief Executive Officer of fresh prepared food subscription service company Freshly, LLC, after joining Freshly as Chief Commercialization Officer in January 2021. Prior to Freshly, Ms. Fabrega spent nine years in roles of increasing seniority with Amazon, most recently as Managing Director, Amazon Convenience Stores, which includes Amazon Go, Amazon’s cashless convenience and grocery stores, from January 2020 through January 2021, and previously as Director, Amazon Go, from 2014 through January 2020. During her Amazon Go tenure, Ms. Fabrega helped launch Amazon Go Grocery, the first “Just Walk Out” grocery store, and scale the business to 28 stores across four cities. She earlier served as Senior Manager, Marketing and Third Party Marketplace, Sporting Goods, and General Manager, Sports and Outdoors, Amazon’s $4 billion sports and outdoors business, after joining Amazon in 2011. Before Amazon, Ms. Fabrega served as a Senior Product Manager, Brand Management and Relationship Marketing, and then Senior Manager, Global Brand Strategy, at Microsoft from 2008 through 2011, Director, Brand Management and Financial Services, for Stripes Convenience Stores, a convenience store chain then owned by Susser Holdings Corporation, from 2004 through 2008, and Inventory Control Manager at J&L Industrial, an industrial distribution and supply company then owned by Kennemetal, from 2002 to 2003. Ms. Fabrega began her career in distribution and operations at McMaster-Carr Supply Company, a hardware, tools, and materials supplier, in 1999.
Skills and Qualifications
 •
Experience in marketing, including digital marketing, and business management roles
 •
Leadership at accelerated growth and technology companies

James Kenigsberg
Director since June 2022 • Nominating and Corporate Governance Committee Age: 49 Independent: Yes
Biography
Mr. Kenigsberg serves as a technologist for Epic Staffing Group and as a member of its board since 2022. He also served as a Senior Strategic Advisor to 2U Inc., a leading education technology company, from January 2022 to January 2024, and before that served as 2U’s Chief Technology Officer, a role in which he was integral in starting and growing the company from a start-up to a global, publicly traded company, since 2008. Mr. Kenigsberg has since August 2022 also served as a Venture Partner with Emerge Education, a European seed fund investing in startup education companies. Prior to 2U, Mr. Kenigsberg’s served as a Product Development Manager and later Vice President of Application Development at The Princeton Review, an education services company, from 2000 to 2008, where he led technology and product development teams. He was also formerly a part of technology and product development teams at Thomson Reuters and Ogilvy & Mather, and has served and continues to serve as an outside advisor to a number of education and technology companies:
Skills and Qualifications
 • Experience in education technology across multiple decades
 • Experience in advising education and technology companies

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Daniel S. Pianko
Director since June 2020 • Nominating and Corporate Governance Committee Age: 49 Independent: Yes
Biography
Mr. Pianko has served as Board Chair since March 2025. Mr. Pianko is the founder of and currently serves as an investor and Managing Director for Achieve Partners, since January 2019. Since April 2011, he has served as an investor and Managing Director for University Ventures, which he also founded. He also serves on the boards of directors of Education Excellence Corporation, Tiber Health, Yellowbrick Learning, and Ro Health Inc. Mr. Pianko is a frequent commentator on higher education and his insights have been featured in national media outlets including The Wall Street Journal, CNBC, TechCrunch, Inside Higher Ed, and The Chronicle of Higher Education. Prior to founding University Ventures, Mr. Pianko established a student loan fund, served as chief of staff for the public/private investments in the Philadelphia School District, and worked as a hedge fund analyst. Mr. Pianko began his career in investment banking at Goldman Sachs. He currently serves on the Board of Trustees of Harlem Village Academies.
Skills and Qualifications
 •
Experience as an investor in the higher education sector
 •
Expertise related to higher education

Angela K. Selden
Director since September 2019 • President and Chief Executive Officer Age 58 Independent: No
Biography
Ms. Selden has served as President and Chief Executive Officer and a member of the Board since September 2019. Ms. Selden previously served as Chief Executive Officer and a member of the board of DIGARC, LLC, an education technology provider to higher education institutions, from October 2016 to August 2019, continuing as a member of the board of directors until June 2021. From September 2005 until June 2013, Ms. Selden served as Chief Executive Officer and Executive Co-Chairman of Arise Virtual Solutions, Inc., a virtual workforce solutions outsourcer. Ms. Selden has also served as Chief Executive Officer of two private companies and served on a variety of private company boards. Earlier in her career, Ms. Selden spent 18 years at Accenture, including serving as the Managing Partner, leading Accenture’s North American Consumer and Industrial Products group to significant growth. In addition, Ms. Selden served on the University of St. Thomas, Opus College of Business’ Strategic Board of Governors from April 2012 to September 2019.
Skills and Qualifications
 •
Close to 25 years of leadership and management experience within the education and technology-enabled solutions industries and within private-equity and publicly-traded business
 •
Experience in business strategy, financial oversight, risk management, sales, marketing, cybersecurity and corporate governance
 •
Experience delivering workforce solutions to Fortune 500 enterprises and executing large-scale business transformation programs

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Richard J. Statuto
Director since March 2025 • Audit Committee • Management Development & Compensation Committee Age: 68 Independent: Yes
Biography
Mr. Statuto has served as Chairman of the board of directors of Premier, Inc. since 2023 and is a member of the Compensation Committee and Nominating and Governance Committee. He previously served as Chairman of the Board of Premier from May 2013, when the company went public, until August 2019. Mr. Statuto is currently an Executive Advisor for LRVHealth, a Boston-based venture capital firm, and for CoVest Partners, a Charlotte-based private equity firm. He previously served as President and Chief Executive Officer of Bon Secours Health System from 2005 until its merger with Mercy Health in 2018. Earlier in his career, he served as Chief Executive Officer of St. Joseph Health System in California from 1995 to 2004. In addition to his executive leadership roles, Mr. Statuto has served as Chairman of the Board of Trustees of the Catholic Health Association, Vice Chairman of Christus Health in Dallas, Vice Chairman of Incarnate Word Health System, Vice Chairman of CMMB, and Chairman of the American Red Cross Orange County California. He has also held board positions at Kmart, the Innovation Institute, Covenant Health System in Massachusetts, Mercy Housing, and the finance committee of the American Heart Association.
Skills and Qualifications
 •
Expertise in corporate governance, financial oversight, and risk management, strategic growth initiatives, and serving on finance and governance committees

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE
SEVEN NOMINATED DIRECTORS.

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2024 DIRECTOR COMPENSATION
Pursuant to our non-employee director compensation policy, for 2024, directors received an annual retainer of $70,000. The chairs of the Audit, MDC, and NCG Committees were entitled to receive an additional annual retainer of $15,000, $10,000, and $8,000, respectively. The non-employee Board Chair was entitled to receive an additional annual retainer of $50,000. The Chairperson was not entitled to receive any additional annual retainers for also serving as chair of any of the Board’s standing committees. Members of the Board may also be asked to serve as a representative of the Board on the board of one of our wholly owned subsidiaries and receive a flat additional retainer of $65,000 for service with respect to APUS or RU.
The annual retainers are payable in quarterly installments, and each director may, before the beginning of the applicable year, elect to receive his or her annual retainer in common stock having the same value as the portion of the annual retainer to be paid, calculated as of the close of business on the first business day of the year. In connection with our annual meeting of stockholders, our non-employee director compensation policy for 2024 also provided for an annual grant to each director of restricted stock having a value of $80,000 on the grant date. Consistent with past practice, the restricted stock grant vests on the earlier of the one-year anniversary of the date of grant or immediately prior to the next year’s annual meeting of stockholders.
We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under the directors’ and officers’ indemnity insurance policies.
The following table sets forth information regarding compensation earned by our non-employee directors during 2024:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Eric C. Andersen	$120,000	$79,997	$199,997
Granetta B. Blevins	$82,365	$79,997	$162,362
Michael Braner	$70,000	$79,997	$149,997
Anna M. Fabrega	$70,000	$79,997	$149,997
Jean C. Halle(3)	$32,225	$0	$32,225
James Kenigsberg	$74,989	$79,997	$154,986
Dr. Barbara L. Kurshan(3)	$26,538	$0	$26,538
Daniel S. Pianko	$135,000	$79,997	$214,997
William G. Robinson	$145,000	$79,997	$224,997

(1)	See the Summary Compensation Table in the “Compensation Tables and Disclosures” section of this Proxy Statement for disclosure related to Ms. Selden, who is one of our named executive officers.
(2)	The grant date fair value per share of the restricted stock awards in 2024 was $18.39 for each of the other non-employee directors, each as computed in accordance with FASB ASC Topic 718.
(3)	Service on the Board ended upon adjournment of the 2024 Annual Meeting of Stockholders.

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As of December 31, 2024, there were no exercisable or unexercisable option awards held by our 2023 non-employee directors. The aggregate number of unvested stock awards outstanding held as of that date by our 2023 non-employee directors were as follows:

Name	Stock Awards
Eric C. Andersen	4,350
Granetta B. Blevins	4,350
Michael Braner	4,350
Anna M. Fabrega	4,350
James Kenigsberg	4,350
Daniel S. Pianko	4,350
William G. Robinson	4,350

In December 2024, Willis Towers Watson presented to the MDC Committee information on non-employee director compensation, providing comparative information on the same peer group that the MDC Committee uses for executive compensation, as well as general industry levels. Because the comparative information indicated that the Company’s non-employee director compensation was below the 50th percentile of peers and survey data, the Board determined to increase the existing non-employee director compensation for 2025, which was the first increase since January 2020. Accordingly, effective January 1, 2025, the annual retainer for non-employee directors increased to $80,000 and the additional retainer for the Board Chair increased to $80,000, and the 2025 annual equity grant will be increased to $110,000.

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PROPOSAL NO. 2
AMENDMENT NUMBER FOUR TO
AMERICAN PUBLIC EDUCATION, INC. 2017 OMNIBUS INCENTIVE PLAN
On March 26, 2025, upon the recommendation of the MDC Committee, our Board unanimously approved the adoption of an amendment the (“Plan Amendment”) to the 2017 Plan, subject to the approval of the Plan Amendment by our stockholders at this Annual Meeting. We are asking our stockholders to consider and to approve the Plan Amendment, which contains the following material changes:
1.	Increase the number of shares authorized for issuance thereunder by 1,200,000; and
2.
For new awards, remove the fungible share ratio under which shares of our common stock underlying “full-value” awards (i.e., awards other than stock options and stock appreciation rights (“SARs”)) are counted against the 2017 Plan’s share limit as 1.69 shares for every one share of common stock underlying the award. Accordingly, full-value awards granted under the Amended Plan (as defined below) on or after the effective date of the Plan Amendment will be counted against the Amended Plan’s share limit as one share for every one share underlying such an award.

The 2017 Plan was originally approved by stockholders and became effective on May 12, 2017 (the “Original Effective Date”), and was thereafter amended on May 15, 2020 to increase by 1,425,000 the number of shares authorized for issuance under the 2017 Plan (the “2020 Amendment”), on May 20, 2022 to increase that number by an additional 1,125,000 and to clarify provisions on vesting in dividends or dividend equivalent rights paid on unvested awards and the determination of fair market value (the “2022 Amendment”), and on May 19, 2023 to increase the number of shares authorized for issuance thereunder by 1,200,000, to provide for one-year minimum vesting conditions, subject to certain exceptions, and to further clarify provisions on vesting in dividend equivalent rights paid on unvested awards (the “2023 Amendment”). The Board recommends that stockholders approve the Plan Amendment because the 2017 Plan (as amended, the “Amended Plan”) is important to our continued growth and success and is required for us to be able to continue to grant equity awards to key persons in a size that the Board believes necessary to accomplish our goals. If stockholders do not approve the Plan Amendment, the shares available for future awards under the 2017 Plan will soon be exhausted, and we will be unable to issue equity-based awards and must rely on cash awards. An inability to grant equity-based awards would have significant negative consequences to us and our stockholders, including the following:
•
Inability to Attract and Retain Executive Leaders. Equity awards are an essential element of a competitive pay package, and without the ability to grant equity awards, it would be difficult to attract and retain an appropriate executive team.

•
Inhibited Pay for Performance and Alignment with Stockholders. A key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards in order to strengthen the alignment of employee and stockholder interests, and if we do not have the ability to make grants of stock-based awards, our employees would have less of an incentive to drive long-term value creation.

•
Increased Cash Compensation. We would be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards, such as increased value following stock appreciation, and would limit cash available for other purposes.

The purpose of the Amended Plan is to (i) provide incentives to eligible persons to contribute to the success of the Company and to operate and manage our business in a manner that will provide for the

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long-term growth and profitability of the Company and that will benefit our stockholders and other important stakeholders, and (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Amended Plan provides for the grant of options, SARs, restricted stock, restricted stock units (“RSUs”) including deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. However, we believe that continuing to include a fungible share ratio in the 2017 Plan is unnecessary because we have not issued options or SARs since 2023 and have long primarily granted and intend to continue primarily granting RSUs and performance-based awards (i.e., full value awards) as opposed to options or SARs for the foreseeable future. In addition, we have been and intend to continue focusing on prudently managing our equity usage.
Notable Features of the Amended Plan
As described in more detail below, notable features of the Amended Plan include:
•	no liberal share recycling;
•	no reload or “evergreen” share replenishment features;
•	one-year minimum vesting conditions, subject to certain exceptions;
•	limiting the total maximum compensation that may be paid or granted to a non-employee director during a single calendar year;
•	granting of options or SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;
•	granting of options or SARs with a ten-year maximum term; and
•	no repricing of options or SARs without prior stockholder approval.
Summary of the Material Terms of the Amended Plan
A summary of the material terms of the Amended Plan is set forth below. This summary is qualified in its entirety by reference to the 2017 Plan, as amended, and the Plan Amendment. The 2017 Plan is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 15, 2017, the 2020 Amendment is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 18, 2020, the 2022 Amendment is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 24, 2022, the 2023 amendment is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on May 22, 2023, and the Plan Amendment is attached as Annex A to this Proxy Statement. Both the 2017 Plan and the Plan Amendment are incorporated by reference into this proposal. We encourage stockholders to read and refer to the 2017 Plan (including the 2020 Amendment, the 2022 Amendment, and the 2023 Amendment) and the Plan Amendment for a more complete description of the Amended Plan.
Effective Date; Term. If the Plan Amendment is approved by our stockholders at the Annual Meeting, the Amended Plan will become effective as of the date of the Annual Meeting (the “Effective Date”), and unless terminated sooner in accordance with the terms of the Amended Plan or extended with stockholder approval, the Amended Plan will terminate on May 15, 2030.
Administration of the Amended Plan. The Amended Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Company. Each such director will be required to qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and, for so long as our common stock is listed on Nasdaq, an “independent director” under the Nasdaq listing rules. The Committee initially will be the MDC Committee and may be a subcommittee of the MDC Committee that satisfies the foregoing requirements.

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The Board will also be authorized to appoint one or more committees of the Board consisting of one or more directors of the Company who need not meet the independence requirements above for certain limited purposes permitted by the Amended Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the President and Chief Executive Officer of the Company and/or any other officers of the Company for certain limited purposes permitted by the Amended Plan. The Board will retain the authority under the Amended Plan to exercise any or all of the powers and authorities related to the administration and implementation of the Amended Plan. References below to the Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.
Except where the authority to act on such matters is specifically reserved to the Board under the Amended Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the Amended Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the Amended Plan, any award, and any award agreement, including the authority to:
•	designate grantees of awards;
•	determine the type or types of awards to be made to a grantee;
•	determine the number of shares of our common stock subject to an award or to which an award relates;
•	establish the terms and conditions of each award;
•	prescribe the form of each award agreement;
•
subject to limitations in the Amended Plan (including the prohibition on repricing of options and SARs without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and

•	make substitute awards.
Types of Awards. The Amended Plan provides for the grant of options, SARs, restricted stock, RSUs (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.
Eligibility. All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the Amended Plan. In addition, our non-employee directors and our consultants and advisors who are natural persons and perform bona fide services for us and our subsidiaries and affiliates other than in connection with the sale of securities in a capital-raising transaction and who do not promote or maintain a market for our stock may receive awards under the Amended Plan, other than incentive stock options. As of March 27, 2025, there were eight non-employee directors, 6,117 employees, and 25 consultants and advisors of the Company and our subsidiaries who would be eligible to participate in the Amended Plan.
Minimum Vesting Provisions. Except with respect to a maximum of 5% of the shares of common stock that may be granted under the Amended Plan, any award that vests on the basis of a grantee’s continued service may not be granted with vesting conditions under which vesting is any more rapid than vesting on the one-year anniversary of the grant date, and any award that vests based upon the attainment of performance measures must be granted with a performance period of at least 12 months. (Certain substitute awards that the Company may assume in corporate transactions are not subject to this provision.) The Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any

[36]	POWERING PURPOSE POTENTIAL AND PROSPERITY

award in the event of a grantee’s death or disability or in connection with a corporate transaction. The minimum vesting provisions do not apply to the payment of dividend equivalent rights settled in cash or dividend equivalent rights settled in shares that are distributed once an underlying award to which the dividend equivalent right relates becomes vested.
Shares Reserved for Issuance. The maximum number of shares of common stock that may be issued under the Amended Plan (the “share limit”) following the Effective Date will be equal to the sum of (i) the 1,200,000 shares of our common stock that are the subject of the Plan Amendment, plus (x) the number of shares that were the subject of (1) the 2023 Amendment, which was 1,200,000, (2) the 2022 Amendment, which was 1,125,000, (3) the 2020 Amendment, which was 1,425,000, and (y) the number of shares that were eligible to be issued under the 2017 Plan as of the Original Effective Date, which was 1,675,000 (for a total of 6,625,000 shares), plus (ii) the number of shares of our common stock available for future awards under the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) as of the Original Effective Date (less the actual number of shares of our common stock issued, if any, in excess of the target number of shares of common stock upon settlement of the outstanding performance-based deferred stock units under the 2011 Plan), which was 165,235, plus (iii) the number of shares of our common stock related to awards outstanding under the 2011 Plan and any other Prior Plans (as defined in the 2017 Plan) as of the Original Effective Date that thereafter terminated or terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. The maximum number of shares of our common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of our common stock reserved for issuance under the Amended Plan. The shares of our common stock that be issued under the Amended Plan may be authorized and unissued shares of our common stock, treasury shares, or any combination of the foregoing.
Share Usage. Shares of our common stock that are subject to awards of options, SARs, restricted stock, RSUs (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards will be counted against the share limit as one share for every one share subject to the award. Any remaining shares of our common stock reserved for issuance prior to the Effective Date that are subject to awards other than options or SARs issued will be counted against the share limit as 1.69 shares for every one share subject to the award. The number of shares subject to any SARs awarded under the Amended Plan will be counted against the share limit regardless of the number of shares actually issued to settle the SARs upon exercise, and at least the target number of shares issuable under a performance-based award will be counted against the share limit as of the grant date but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance-based award to the extent different from such number of shares. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of our common stock or are settled in cash in lieu of shares of our common stock, the shares subject to such awards will again be available for purposes of the Amended Plan, in the same amount as such shares were counted against the Amended Plan’s share limit or, if applicable, the share limits set forth in the applicable Prior Plan. The share limit, however, will not be increased by the number of shares of our common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR, (iii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations, or (iv) purchased by the Company with proceeds from option exercises.
Limits on Awards. The maximum number of shares of our common stock subject to options or SARs that may be granted under the Amended Plan to any person (other than a non-employee director) in a calendar year is 275,000. The maximum number of shares subject to awards other than options or SARs that are stock-denominated and are either stock- or cash-settled that may be granted under the Amended Plan to any person (other than a non-employee director) in a calendar year is 275,000. The maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled)

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for a performance period of 12 months or less in a calendar year to any person is $2 million, and the maximum amount that may be paid as a cash-denominated performance-based award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person is $3 million.
Non-Employee Director Compensation Limits. The maximum total compensation (including cash payments and the aggregate grant date fair market value of shares of our common stock that may be granted under the Amended Plan) that may be paid to or granted in a calendar year to a non-employee director of the Company is $500,000. The foregoing limitation, however, will not apply to the extent that a non-employee director has been or becomes an employee of the Company during the calendar year.
Adjustments. The number and kinds of shares of common stock for which awards may be made under the Amended Plan, including the share limit, the individual share limits, and the shares subject to the minimum vesting requirements described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of our common stock is increased or decreased or the shares of our common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.
Fair Market Value Determination. For so long as our common stock remains listed on Nasdaq (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of our common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the Plan Amendment provides that the fair market value of a share of our common stock will be the closing price of the common stock on the preceding date for which such quotation exists. If our common stock is not listed on an established securities exchange or traded on an established securities market, the Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). On March 27, 2025, the closing price of our common stock as reported on Nasdaq was $23.13, per share.
Options. The Amended Plan authorizes our Committee to grant incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“nonqualified options”). To the extent that the aggregate fair market value of shares of our common stock determined on the grant date with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified option. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. If we were to grant incentive stock options to any 10% stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the grant date.
The term of an option cannot exceed ten years from the grant date. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the grant date. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Committee. Awards of options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of nonqualified options, not for value, to family members pursuant to the terms and conditions of the Amended Plan.
If on the day preceding the date on which an option would otherwise terminate, the aggregate fair market value of the shares of our common stock underlying the option is greater than the aggregate exercise price of such option, the Company will, prior to the termination of such option and without any action being taken on the part of the grantee, consider such option to have been exercised by the grantee.

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In such case, the Company will deduct from the shares of our common stock deliverable to the grantee upon such exercise the number of shares of our common stock necessary to satisfy payment of the aggregate exercise price and all withholding obligations.
Stock Appreciation Rights. The Amended Plan authorizes the Committee to grant SARs that provide the grantee with the right to receive, upon exercise of the SARs, cash, shares of our common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. SARs will become exercisable in accordance with terms determined by the Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the Amended Plan.
If on the day preceding the date on which a grantee’s SARs would otherwise terminate, the aggregate fair market value of shares of our common stock underlying the SARs is greater than the aggregate exercise price of such SARs, the Company will, prior to the termination of such SARs and without any action being taken on the part of the grantee, consider the SARs to have been exercised by the grantee. In such case, the Company will deduct from the shares of our common stock deliverable to the grantee upon such exercise the number of shares of our common stock necessary to satisfy payment of the aggregate exercise price and all withholding obligations.
Restricted Stock and Restricted Stock Units. The Amended Plan also authorizes the Committee to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the Amended Plan, the Committee will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs.
A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee or the Amended Plan. Grantees of RSUs will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units. Grantees will not vest in dividends paid on unvested shares of restricted stock or in dividend equivalent rights paid on unvested RSUs if and until the underlying awards vest.
Unrestricted Stock. The Amended Plan authorizes the Committee to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a grantee of shares of unrestricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.
Dividend Equivalent Rights. The Amended Plan authorizes the Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of our common stock underlying the right. The Committee may grant dividend equivalent rights to a grantee in connection with an award under the Amended Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or SAR. Dividend equivalent rights may be settled in

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cash, shares of our common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Committee. A dividend equivalent right granted as a component of another award may not vest or become payable until the underlying award vests.
Performance-Based Awards. The Amended Plan authorizes the Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by the Committee, pursuant to which awards will vest based on the attainment of performance goals established by the Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of our common stock that is established by the Committee at the grant date. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of our common stock subject to a performance-based award that will be paid out to a grantee, and the Committee will establish the performance periods for these performance-based awards.
Other Equity-Based Awards. The Amended Plan authorizes the Committee to grant other types of equity-based awards. Other equity-based awards are payable in cash, shares of our common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by the Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.
Forms of Payment. The exercise price for any option or the purchase price (if any) for restricted stock or RSUs is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and service rendered to the Company or our affiliates.
Corporate Transaction. If the Company experiences a “corporate transaction” in which awards will not be assumed or continued by the surviving entity: (i) immediately before the corporate transaction, except for performance-based awards, all restricted stock, RSUs (including deferred stock units), and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered, and (ii) at the Committee’s discretion, (a) all options and SARs will become exercisable at least 15 days before the corporate transaction and terminate if unexercised upon the consummation of the corporate transaction, and/or (b) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. In connection with such a transaction, performance-based awards will vest (i) if less than half the performance period has lapsed, at target level and (ii) if more than half the performance period has lapsed, based on actual performance if determinable or, if not determinable, at target level, and will in each case then be treated in accordance with the foregoing sentence. Other equity-based awards will be governed by the terms of the applicable award agreement.
If the Company experiences a “corporate transaction” in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares and type of capital stock to which the awards relate and, for options and SARs, as to the exercise price, and (ii) if the grantee’s service is terminated without “cause” (as defined in the Amended Plan) within one year following the consummation of such corporate transaction, the grantee’s award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

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In summary, a “corporate transaction” occurs under the Amended Plan in the event of:
•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;
•	a sale of substantially all of the assets of the Company to another person; or
•
any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person owning 50% or more of the combined voting power of all classes of capital stock of the Company.

Amendment, Suspension, and Termination. Our Board may amend, suspend, or terminate the Amended Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee. Our stockholders must approve any amendment to the Amended Plan to the extent determined by the Board or if such approval is required under applicable law (including Nasdaq rules). Our stockholders also must approve any amendment that changes the no re-pricing rules, the option exercise price rules, or the SAR exercise price rules.
No Repricing. Except in connection with certain corporate transactions involving the Company, we may not: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel or assume outstanding options or SARs with an exercise price above the then-current fair market value in exchange or substitution for cash, awards, or other securities, in each case, unless such action (a) is subject to and approved by our stockholders or (b) would not be deemed to be a repricing under the rules of Nasdaq or any established stock exchange or securities market on which our common stock is listed or publicly traded.
Summary of U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of awards under the Amended Plan for grantees and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our stockholders. A grantee on an award under the Amended Plan should not rely on this description and instead should consult his or her own tax advisor.
Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.
For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.
If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The

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balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to with the limitations imposed by Section 162(m) of the Code and to our compliance with certain reporting requirements.
Nonqualified Options. The grant of a nonqualified option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.
If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.
A grantee who has transferred a nonqualified option to a family member by gift will realize taxable income at the time the nonqualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the nonqualified option is exercised. The transfer of vested nonqualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
In the event a grantee transfers a nonqualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such nonqualified option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at that time.
Stock Appreciation Rights. The grant of a SAR will not be a taxable event for the grantee or the Company. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.
Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the

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common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.
Restricted Stock Units. The grant of restricted stock units (including deferred stock units) will not be a taxable event for the grantee or the Company. A grantee who receives restricted stock units will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.
Unrestricted Stock. The grant of unrestricted stock is a taxable event for the grantee. A grantee who receives shares of unrestricted stock will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares issued, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code. Upon a subsequent sale or exchange of shares of unrestricted stock, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.
Dividend Equivalent Rights. The grant of dividend equivalent rights will not be a taxable event for the grantee or the Company. A grantee who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.
Cash Awards. The grant of a cash award will not be a taxable event for the grantee or the Company. A grantee who receives a cash payment in respect of a cash award will recognize ordinary income on the date of payment in the amount paid to the grantee pursuant to the award. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the limitations imposed by Section 162(m) of the Code.
Section 280G of the Code. To the extent payments that are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The Amended Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the Amended Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

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Awards Outstanding and Available
The table below includes information as of March 27, 2025, with respect to equity compensation awards outstanding and shares remaining available for grant under the 2017 Plan:

RSUs outstanding	668,657
Performance-based deferred stock units (“PSUs”) outstanding(1)	460,059
Stock options outstanding	138,539
Shares remaining available for grant under 2017 Plan	165,235
Weighted average exercise price of outstanding options	$19.47
Weighted average remaining term of outstanding options	6.26

(1)	Assumes awards for which the performance period has not yet been completed will be earned at target. Up to 193,558 additional shares could be issued if earned at the maximum performance level.
Share Usage
The table below summarizes our equity grant practices during the most recent three fiscal years.

Fiscal Year	Basic Weighted Average Shares Outstanding	Granted Stock Options	Granted Time- Based Units (RSUs)(1)	Granted Performance- Based Units (PSUs)(1)	Earned Performance- Based Units (PSUs)(2)	Aggregate Granted Time-Based RSUs and Earned Performance- Based Units	Burn Rate(3)
2024	17,625,000	—	373,457	218,343	92,112	465,569	2.64%
2023	18,112,000	33,762	571,728	240,512	63,897	635,625	3.70%
2022	18,859,000	56,249	466,657	126,708	64,701	531,358	3.12%

(1)
Aggregate granted RSUs and PSUs differ from the shares granted reported in the Form 10-K filed on March 6, 2025. Shares granted in the Form 10-K include time-based RSUs and PSUs granted during the fiscal year plus any above target PSUs that were granted in prior years and vested during the fiscal year. The granted PSUs in the above table do not include above target PSUs that were granted in prior years and vested during the fiscal year.

(2)	Reflects PSUs adjusted for actual performance achievement that vested during the fiscal year.
(3)	Burn rate is calculated by dividing the sum of granted stock options, granted time-based RSUs, and earned PSUs that vested during the fiscal year by the basic weighted average shares outstanding.
New Awards
The awards, if any, that will be made to eligible grantees under the Amended Plan are subject to the discretion of the MDC Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the Amended Plan. For more information on the awards granted under the 2017 Plan to our named executive officers in 2024, see the section above entitled “2024 Outstanding Equity Awards at Fiscal Year-End.” For more information on the awards granted under the 2017 Plan to our directors in 2024, see the section above entitled “2024 Director Compensation.”
Registration with the SEC
If the Plan Amendment is approved by our stockholders, we intend to shortly thereafter file a Registration Statement on Form S-8 relating to the Amended Plan with the SEC pursuant to the Securities Act of 1933, as amended.
THE BOARD RECOMMENDS A VOTE FOR THE PLAN AMENDMENT.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

OUR 2024 NEOS
Our named executive officers (“NEOs”) for 2024 are:

Angela K. Selden President and Chief Executive Officer	Richard W. Sunderland, Jr. Executive Vice President and Chief Financial Officer	Nuno S. Fernandes President, American Public University System

Craig S. MacGibbon Executive Vice President Chief Information Officer	Thomas A. Beckett Senior Vice President, General Counsel and Secretary

EXECUTIVE SUMMARY
This Compensation Discussion and Analysis describes our executive compensation program and decisions for 2024. This section details the compensation framework applied by the MDC Committee and, in particular, our compensation philosophy and objectives, elements of compensation, compensation decisions, and the link between executive compensation and performance.
2024 Performance
In 2024, we experienced strong financial performance across the enterprise, outperforming our full-year 2024 financial guidance. We reported revenue of $624.6 million, exceeding the top end of the original guidance and meeting the midpoint of our raised revised guidance. Net income available to common stockholders was $10.1 million, and Adjusted EBITDA of $72.3 million exceeded both the high end of our original and revised guidance range and represented 21% of year-over-year growth, building on the positive momentum and leveraging the acceleration we experienced in the previous year. Net income of $0.55 per diluted share also exceeded full-year guidance expectations, marking a significant improvement compared to the previous year’s net loss. Adjusted EPS achievement, as measured in the Annual Incentive Plan, was $1.00, above the maximum performance goal of $0.91. Our achievements in 2024 were a direct result of the work we continue to do to stabilize and transform RU and deliver growth and margin expansion at APUS and HCN.
Our nursing and healthcare institutions delivered strong financial and enrollment growth. As we reported to the financial markets at the beginning of the year, at RU, in the last two quarters of 2024, there was positive momentum with respect to Adjusted EBITDA and enrollments. The third quarter of 2024 was the first quarter in which RU experienced positive year-over-year enrollment growth since its acquisition, with the trend continuing in the fourth quarter of 2024. Additionally, we continued to prioritize student outcomes and NCLEX pass rates. In 2024, 23 of our 25 nursing reporting entities met the state NCLEX pass rate thresholds, and positive enrollment trends at HCN continued.
At APUS, 2024 total net course registrations increased 3% as compared to 2023, demonstrating consistent active-duty and veteran registrations, a testament to the strong military franchise that American Military University, a part of APUS, has built.

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Our 2024 Executive Compensation Program
As discussed in greater detail below, the MDC Committee refined our annual incentive program (“AIP”) for 2024 to reinforce our performance-based pay philosophy, increase alignment with market practices, and simplify the plan design elements. The MDC Committee generally maintained the financial performance metrics comprising 80% of the AIP and strategic goals comprising 20% of the AIP for all of our NEOs, other than Mr. Fernandes. We view these splits among financial and strategic goals as an important reflection of our belief that our NEOs should remain focused on the overall performance of the business and those initiatives that will drive longer-term success.
We believe our strong results at the enterprise and institution levels for 2024, and increased payouts as a percentage of target for most of our NEOs under our AIP, appropriately demonstrates the link between pay and performance. Ms. Selden’s total payout under our 2024 AIP represented 100.2% of her target opportunity, compared to 56% in 2023. PSUs granted in 2024 were earned by NEOs at 145.5%, less than the maximum opportunity.
2024 Target Compensation Mix
The charts below show the breakdown of the components of Ms. Selden’s target compensation opportunity for 2024, as well as the breakdown of the average target compensation for our other NEOs. As discussed in the overview section below, the breakdown of target compensation opportunity reflects our focus on variable compensation tied to performance, with our CEO’s fixed base salary representing 28% of her total target compensation opportunity, with annual and long-term incentives tied to financial performance relative to budget, strategic goals achievement, and stock price performance representing the remainder. While Ms. Selden’s base salary was not increased in 2024, for the second year in a row, the percentage of her base salary increased in 2024 compared to prior years because the MDC Committee decided to reduce the value of her 2024 long-term incentive awards for 2023 relative to prior years, including to account for the Company’s performance in 2023, and does not reflect a change in the Company’s emphasis on performance-based pay.

CEO Target Compensation*	Other NEO Target Compensation*

* Components of table may not foot to totals shown due to rounding

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COMPENSATION PROGRAM OVERVIEW
Compensation Program Philosophy and Objectives
Our compensation programs for our NEOs are designed to attract, incentivize, retain, and reward the talent that we need to maintain and strengthen our position in career-minded adult education and to achieve our business objectives, as well as to hold our executives accountable for our actual business performance.

Elements of our Compensation Program Philosophy
Focus on Variable Compensation	We believe in using variable cash and stock-based compensation to motivate and reward performance for our NEOs.
Focus on Corporate Goals
We strive to provide compensation that is directly related to the achievement of our corporate goals, which we measure through earnings per share, revenue, and earnings before interest, taxes, depreciation, and amortization less non-cash expenses, such as stock compensation, and other adjustments that are ordinarily consistent with our publicly reported adjusted EBITDA (“Adjusted EBITDA”), as well as critical strategic initiatives.

Carefully Monitor External Market Practices
We monitor market practices so that our programs reflect the realities of the competitive market to ensure we are paying for performance. At the same time, we must also ensure we can attract the top talent necessary to drive results through our business strategy.

Executive Compensation Best Practices
Highlighted below are certain executive compensation practices that we employ in order to align executive compensation with stockholder interests. Also listed below are certain compensation practices that we do not employ because we do not believe they would serve our stockholders’ long-term interests.

What We Do	How We Do It
We Pay for Performance
We tie a significant portion of our executives’ annual compensation opportunity to objective performance metrics and continue to monitor our compensation mix to ensure the performance-based portion is consistent with that of our peers.

We Target Pay Competitively
We generally seek to target compensation within a competitive range of the market median and only deliver greater compensation when warranted by actual superior performance. Conversely, we seek to deliver lower compensation when performance results do not meet our threshold expectations. We review our compensation and performance alignment as compared to our peers annually to understand where our programs are working and where we can continue to make improvements.

We Maintain Executive Stock Ownership Guidelines	Each of our executives is expected to own shares of our common stock with a value ranging from two to six times the executive’s base salary, depending on position.
We Utilize Meaningful Vesting Conditions for Equity Awards	Equity awards, including performance-based awards, have three-year ratable vesting periods.

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What We Do	How We Do It
We Impose a “Clawback Policy”
We have an incentive compensation recoupment policy that requires us to recover erroneously awarded incentive-based compensation previously paid to certain executive officers in the event of an accounting restatement due to our material noncompliance with financial reporting requirements. In addition, pursuant to previously existing plans and agreements, we can recover any performance-based cash or equity award made to any recipient where, as a result of an accounting restatement, performance goals were later determined not to have been achieved. We can also recover equity awards made to an employee in cases where we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements and the restatement is the result of misconduct that resulted from the employee knowingly having engaged in that misconduct, the employee’s gross negligence, or the employee knowingly or through gross negligence having failed to prevent misconduct.

We Utilize an Independent Compensation Consulting Firm	The MDC Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation.

What We Don’t Do	How We Prohibit It
We Don’t Permit Hedging
We prohibit our directors and employees, including our NEOs, from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds, and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities.

We Don’t Permit Pledging
We prohibit our directors and officers, including our NEOs, from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation, or deferred fee plans, to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults, and automatic rebalances, which may occur when the individual has material nonpublic information about us.

We Don’t Offer Single-Trigger “Change of Control” Payments
For those NEOs who have employment agreements, the agreements provide that in the case of a “change of control” the NEO only receives severance payments in connection with a termination of their employment.

We Don’t Provide Tax Gross-Ups	We do not provide our NEOs with tax gross-up payments for a change of control in employment agreements, or for other benefits.

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COMPETITIVE COMPENSATION
Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ alternatives within the for-profit education industry and the broader market for executive talent. The MDC Committee generally intends to set each NEO’s base salary, target total cash compensation (base salary plus annual cash incentives at the target performance level), and total direct compensation (which also includes equity awards) to be competitive with the 50th percentile of the survey data received from the Committee’s independent consultant, with appropriate adjustments to reflect the specific situation of each NEO, including how their roles may differ from those at other companies.

50th	The MDC Committee’s intent is generally to set each NEO’s base salary to be competitive with the 50th percentile of the survey data received from the Committee’s independent consultant.

Assessing Competitive Practice
For 2024, the MDC Committee continued its prior engagement of Willis Towers Watson as an independent consultant to the Committee, including to assist the Committee with a competitive assessment of base salary, annual incentives, long-term equity incentives, and total direct compensation. The MDC Committee assesses the independence of its consultant annually, considering, among other factors, the independence factors established by Nasdaq. Specifically, Willis Towers Watson provides no services to the Company or its management other than the services provided to the MDC Committee in its capacity as the MDC Committee’s independent consultant on executive compensation matters. Willis Towers Watson affirmed that no member of the consulting team has any business or personal relationship with any member of the MDC Committee. Willis Towers Watson also affirmed that neither Willis Towers Watson nor any member of the consulting team serving the MDC Committee owns any stock of the Company. In addition, the MDC Committee evaluated the work of Willis Towers Watson and determined that its work raised no conflict of interest, including under the applicable independence assessment set forth in Nasdaq rules. Considering all of these factors, the MDC Committee concluded Willis Towers Watson was independent.
For the MDC Committee’s assessment of its compensation program, Willis Towers Watson provides comparative data that includes survey data for each of the NEOs and data from a group of publicly traded companies against which we compare compensation, which we refer to as our peer group. For those executives for whom both survey data and peer group data are available, the MDC Committee uses the survey data for its primary comparisons because it believes, consistent with the advice of Willis Towers Watson, that the survey data is more robust and provides a better comparison for the Company than the peer group data. This is in part because peer group data is more limited and typically cannot be size-adjusted to account for revenue responsibilities.
Consistent with the advice of Willis Towers Watson, when reviewing compensation for executive positions, the MDC Committee generally considers compensation to be competitive if it falls within the following ranges relative to the 50th percentile of the comparative survey data:
•	within 10% for base salary;
•	within 15% for target total cash compensation; and
•	within 20% for target total direct compensation.

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Survey Data and Peer Group
For 2024 compensation decisions, Willis Towers Watson provided data from the following published surveys as a primary source: the 2024 Willis Towers Watson General Industry Executive Compensation U.S. Survey Report and the 2024 College and University Professionals Association for Human Resources Administrators in Higher Education Annual Survey Report. Because of the varying size of the companies included in the databases for the published surveys, Willis Towers Watson informed the MDC Committee that, to the extent possible, it had assessed the published survey data in the context of APEI consolidated and institution only projected fiscal 2024 revenue, as revenue responsibility is typically one of the most reliable predictors of executive compensation. The review of survey data for setting initial 2024 compensation included a competitive analysis for each of our 2024 NEOs, as well as other members of our management team. The review determined that the base salary and total cash compensation were generally within the competitive range, but target 2024 long-term incentive awards were generally below the competitive range.
While the MDC Committee uses survey data as the primary source of comparative information, we believe a peer group is still an important element of the review of the competitive market for executive talent. The MDC Committee annually reviews the peer group for potential updates. For 2024, the MDC Committee, with the assistance of Willis Towers Watson, screened for public companies within the education services, consumer services, commercial and professional services, and software and services industry that were similar in size (revenue, net income, total assets, and number of employees), were peers of our peers, and that we had selected or proxy advisory firms had identified as our peers. As a result of this evaluation process, the MDC Committee determined not to make any changes for purposes of the peer group used for setting executive compensation for 2024. The 2024 peer group consisted of the following companies:
•	2U, Inc. (TWOU)
•	Adtalem Global Education Inc. (ATGE)
•	Grand Canyon Education, Inc. (LOPE)
•	Laureate Education, Inc. (LAUR)
•	Lincoln Educational Services Corporation (LINC)
•	Perdoceo Education Corporation (PRDO)
•	Strategic Education, Inc. (STRA)
•	Stride, Inc. (LRN)
•	Universal Technical Institute, Inc. (UTI)
The review of our peer group for setting initial 2024 compensation resulted in comparative information for Ms. Selden, Mr. Sunderland, and Mr. Fernandes. Comparative information was not available for the remaining NEOs due to the more limited sample size of peer group data as compared to survey data.

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ELEMENTS OF COMPENSATION
The compensation program for our NEOs is comprised of three core elements: base salary, annual incentive cash compensation, and long-term equity incentives.

Pay Element		How it Links to Performance
BASE SALARY
•	Regular, fixed compensation element	•	Informed by the 50th percentile of the survey data received from the MDC Committee’s independent compensation consultant
•	Reviewed annually	•	Intended to be part of a competitive total compensation package
•	Reflects each NEO’s individual role and responsibility
SHORT-TERM ANNUAL INCENTIVE COMPENSATION
•	Provides cash incentives for achieving and surpassing financial and strategic goals	•	Helps focus executives on financial, strategic, and operations plans and goals that are expected to lead to increased stockholder value
•	Offers the opportunity for NEOs to earn annual payments for achievement of Adjusted EBITDA, revenue; and satisfaction of annual institution-specific strategic goals	•	This focus is enhanced through above target payout opportunities, an additional incentive paid to NEOs for superior performance

•
Generally structured so that target total cash (base salary plus annual incentives) is competitive with the 50th percentile of the survey data when target performance goals under the annual incentive plan are achieved

LONG-TERM EQUITY INCENTIVE COMPENSATION
•	Annual grants of equity awards consisting of time-based RSUs and PSUs	•	Intended to align the interests of the NEOs with those of our stockholders
•	Annual grants of equity awards consisting of time-based RSUs and PSUs	•	Time-based vesting aids in the retention of NEOs
•	PSUs tied to fiscal year achievement of revenue and earnings per share (“EPS”)	•	Revenue and EPS performance measures align with metrics that are relevant to the achievement of our long-term strategic goals
•	Generally selected so that total target compensation is competitive with the 50th percentile of the survey data received from the MDC Committee’s independent consultant	•
The MDC Committee retains the right to adjust equity awards downward, including based on its assessment of the demonstration of leadership behaviors, transparency, fidelity to our vision and values, and commitment to a culture of compliance

•	Provides compensation that is tied to longer-term performance

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2024 COMPENSATION DECISIONS
In setting base salary, annual incentive cash compensation, and long-term equity incentives for 2024, the MDC Committee considered, among other factors, the compensation levels for our NEOs in 2023, the respective performances of each of our NEOs in 2023 an enhanced focus on differentiation and pay-for-impact based on a culture of performance and accountability, internal fairness and equity consistent with role, and what the Committee believed was required based on the marketplace for executive talent, including based on the market information provided by Willis Towers Watson.
Base Salary
Base salary is an integral part of compensation for our NEOs and is generally set in January of each year, absent other factors, such as promotions or new hires with any increases effective in March, to align with the timing or annual salary increases for other employees. For 2024, the MDC Committee, in consultation with Willis Towers Watson, determined to increase the base salaries of our NEOs, except for the CEO. In determining to provide increases for the NEOs other than Ms. Selden, the Committee considered the recommendation of Ms. Selden, who noted that the other NEOs had not received base salary increases in 2023, other than Mr. Beckett, whose 2023 increase reflected that his salary increase was significantly below market. For 2024, in addition to increases based on market changes and general salary increases across the Company, Ms. Selden’s recommendations reflected the 2023 Adjusted EBITDA performance at APUS for Mr. Fernandes and that Mr. Beckett continued to be below the market median, which was not consistent with the level of his contributions and leadership. In determining not to increase Ms. Selden’s base salary for 2024, the MDC Committee considered that the overall financial performance for 2023 was uneven across the Company and neither the 2023 financial performance nor stock price performance met expectations.

Named Executive Officer	2023 Base Salary	2024 Base Salary	Percentage Increase
Angela K. Selden	$795,000	$795,000	—
Richard W. Sunderland, Jr.	$475,000	$484,500	2.0%
Nuno S. Fernandes	$475,000	$500,000	5.3%
Craig S. MacGibbon	$390,000	$401,700	3.0%
Thomas A. Beckett	$376,139	$400,588	6.5%

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2024 Annual Incentive Plan
Overall Opportunity
We believe annual incentive cash compensation furthers our compensation philosophy and objectives by focusing our NEOs on performance goals that measure strategic and financial objectives. The total opportunity for annual cash incentive compensation for our NEOs under our AIP is expressed as a target percentage of base salary. The following table sets forth the threshold, target, and maximum incentives under the AIP for our NEOs.

Named Executive Officer	Threshold (50% of Target)	Target Incentive (% of Base Salary)	Maximum (200% of Target)
Angela K. Selden	47.5%	95%	190%
Richard W. Sunderland, Jr.	25.0%	50%	100%
Nuno S. Fernandes	32.5%	65%	130%
Craig S. MacGibbon	25.0%	50%	100%
Thomas A. Beckett	25.0%	50%	100%

After considering the survey data and the individual performance of the executives, the MDC Committee determined that the target AIP percentages for all continuing NEOs should remain the same for 2024.
The MDC Committee believes that the proportion of target annual incentive compensation to target total cash compensation (base salary plus target annual incentive pay) for our NEOs should be a relatively high percentage. It is also the Committee’s general intent, as discussed above, that target annual incentives should be structured so that target total cash compensation approximates the 50th percentile of the survey data for achievement of target performance goals under the AIP. We believe that positioning to be competitive with the 50th percentile is appropriate for target total cash compensation because of the high level of performance that we believe is required from our executives in order for us to achieve our performance goals. We believe the high percentage of compensation tied to incentive compensation increases the focus of our NEOs on achieving our performance goals.
2024 AIP Design Changes
During 2023, we conducted a review of prevailing short- and long-term incentive plan design practices to identify opportunities to reinforce our performance-based pay philosophy, increase alignment with market practices, and simplify the plan design elements. As a result, after consultation with Willis Towers Watson, the MDC Committee approved the below AIP changes for 2024.

Design Elements	2024 Plan Changes	Reasons for Changes
Plan Metrics	Revenue replaced APUS and RU enrollment as the growth metric	Revenue is viewed as a more encompassing growth metric and provides a consistent growth metric for all our institutions
	Strategic goals replaced individual Objectives and Key Results (“OKRs”)	Leads to meaningful and impactful focus on key strategic initiatives that will drive long-term growth and creates better alignment within each institution and across the enterprise
	Adjusted EBITDA replaced EPS (Adjusted EBITDA was previously a long-term equity incentive plan performance measure)	Greater control over Adjusted EBITDA among most AIP participants and alignment with market practices. Our institutions lack control over outstanding shares used to calculate EPS.

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Design Elements	2024 Plan Changes	Reasons for Changes
Metrics Weighting	Rebalanced earnings and growth metrics to provide approximately equal weighting	Reinforces importance of business growth and delivering bottom-line results

Payout Opportunity	Replaced individual “stretch” targets with 200% maximum for all participants	Aligns with market practices, provides additional incentive for exceptional performance, and simplifies AIP

Performance Scales	Increased maximum earnings performance goal from 110% to 120% of target	The increased payout opportunity (200%) requires higher performance to improve pay versus performance alignments
Increased threshold revenue goal from 80% to 90% of target
Requires higher performance to improve pay versus performance alignment, reduces the likelihood of AIP participants receiving payouts inconsistent with stockholder expectations and aligns with market practices

2024 AIP Performance Measures
The MDC Committee determined that performance under the NEOs’ AIP should be measured based on our achievement of our financial performance and strategic goals, with financial performance metrics comprising 80% of the AIP and strategic goals comprising 20% of the AIP for all of our NEOs, other than Mr. Fernandes. We view this split among financial and strategic goals as an important reflection of our belief that our NEOs should remain focused on the overall performance of the business, but that it is also important to focus on those initiatives that will drive longer-term success. We also believe this split encourages a focus on multiple performance metrics rather than focusing on one particular metric to the exclusion of others that are also important to our results. For 2024, the financial performance measures included Adjusted EBITDA and institution revenue. For Mr. Fernandes, for 2024 the AIP opportunity was split evenly between the financial performance metrics and one strategic goal given the relative importance of that strategic goal for 2024.
Adjusted EBITDA: The Committee selected Adjusted EBITDA as a financial performance measure because of its strong alignment with stockholder value creation. Adjusted EBITDA is a non-GAAP measure that is relevant to the achievement of our strategic goals and reflects our earnings performance. Adjusted EBITDA goals and achievement were based on consolidated enterprise budgets and results for executives employed at the APEI level and consolidated enterprise and APUS budgets and results for Mr. Fernandes.
Revenue: The Committee selected revenue as the second financial performance measure in order to emphasize the importance of growth in addition to bottom-line results. For APEI participants, revenue was measured based on specific goals for APUS revenue, RU revenue, and HCN and GSUSA revenue measured on a combined basis, rather than measuring consolidated results, in order to make sure there was focus on growth at each institution, rather than only the collective results. The Committee combined GSUSA and HCN revenue into one measure of combined revenue given the relative size of GSUSA and HCN to the consolidated enterprise. For Mr. Fernandes, the revenue goal was solely based on APUS revenue.
Strategic Goals: The Committee selected our strategic goals at the recommendation of our CEO to incent NEOs to remain focused on key initiatives that will drive sustainable long-term growth and strategy and achievement of annual financial objectives. Strategic goals are intended to represent the most critical institution and enterprise-wide initiatives to position the Company for continued success.

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The following table shows the financial performance and strategic goals for APEI-level executives and for Mr. Fernandes expressed as a percentage of the portion of the AIP award at target that relates to financial and strategic performance.

	Adjusted EBITDA Weighting		Revenue Weighting			Strategic Goals Weighting
	Company	APUS	APUS	RU	HCN/GSUSA
APEI Executives	35%	N/A	20%	20%	5%	20%
Nuno S. Fernandes	10%	20%	20%	N/A	N/A	50%

Selecting 2024 Financial Performance Goals
The consolidated and institution-level Adjusted EBITDA and revenue targets used for the 2024 AIP were those included in our annual budget when approved by our Board. The AIP was established with both threshold and maximum levels of performance.
For 2024, the MDC Committee specified that threshold performance for Adjusted EBITDA required achieving 80% and revenue required achieving 90% of the respective target goals, which the Committee determined was at a level of achievement that would require effort for the Company to achieve. The Committee determined that it was appropriate to provide an incentive at a threshold level because it would provide an annual incentive that reflected the positive performance of the Company and the contributions of our employees and NEOs. At threshold achievement, participants earn 50% of the applicable target opportunity. In addition, the Committee set the Adjusted EBITDA threshold as a gateway metric, meaning that if it were not achieved, no payouts would be made under the AIP.
The Committee also established a maximum payout for exceptional performance, which was set at 120% of the Adjusted EBITDA target and 110% of the revenue target, which the Committee determined was at a level of achievement that would require exceptional performance. At maximum performance achievement, participants earn 200% of the applicable target opportunity.
In setting the threshold and maximum levels for the AIP, the Committee considered analysis from Willis Towers Watson, including a review of market practice and historical achievements that reflected that achievement at these levels was neither certain at the threshold level or likely to be achieved at the maximum level.
Selecting 2024 Strategic Goals
Strategic goals replaced OKRs for the 2024 AIP to incent NEOs to focus on key initiatives that will drive sustainable long-term growth in addition to annual financial objectives. The strategic goals were recommended by Ms. Selden and approved by the Committee. Strategic goals were selected for each institution and then the strategic goals for executives at the APEI level were selected from the institution-level strategic goals, with the intention of fostering alignment among AIP participants.
For 2024, the Committee specified threshold, target, and maximum levels of achievement for each strategic goal that, if attained, would result in a payment of 50%, 100%, and 200% of the target amount, respectively, with no sliding scale adjustments for attainment between these levels.
Two 2024 strategic goals were set for each NEO at the enterprise level, each weighted at 10% of total AIP opportunity. One goal was selected from each of our two largest institutions and aligned with strategic goals for the AIP participants at those institutions:
•	APUS: achieving compliance with the 90/10 Rule.
•	RU: Improving overall enrollment while assuring average revenue per student.

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For 2024, Mr. Fernandes’ only strategic goal was based on the 90/10 Rule at APUS because of its relative significance. In addition, as discussed above, for Mr. Fernandes this strategic goal was also weighted at 50% of his total AIP target opportunity, rather than 20% as for the other NEOs.
Annual Incentive Plan Achievement and Payouts
APEI-level NEOs achieved 100.2% of target payouts while Mr. Fernandes achieved 61.3% of his target payout.
Adjusted EBITDA Achievement: APEI Adjusted EBITDA achievement for 2024, which comprised 35% of AIP opportunity for APEI level NEOs and 10% for Mr. Fernandes, was assessed to be above target but below maximum, resulting in a payout of 143% of the APEI Adjusted EBITDA target. Mr. Fernandes earned 136% of the target for the APUS Adjusted EBITDA metric, which represented 20% of his 2024 AIP opportunity. For the purpose of determining performance in 2024, the MDC Committee calculated Adjusted EBITDA by deducting from EBITDA stock-based compensation expense, professional fees pursuant to unplanned projects that were approved by the Board, loss on leases, assets and disposals, and expenses related to transitioning information technology services. The Adjusted EBITDA used for the AIP was lower than our publicly reported Adjusted EBITDA because the Committee determined that it would exclude certain expenses that were greater than management had forecasted to the Board earlier in the year. The Committee concluded that its adjustments for purposes of Adjusted EBITDA were consistent with its historical practice, market practices, and a culture of accountability.
Revenue Achievement: APUS and RU revenue achievement for 2024 was assessed to be 99.6% and 97.9%, respectively, of the revenue target goals. Each revenue goal target payout comprised 20% of APEI level target AIP and revenue performance resulted in payouts equal to the 98% and 90% of target for the portion of total AIP opportunity subject to revenue achievement for APUS and RU revenue, respectively. The combined revenue for GSUSA and HCN was assessed to be 51% of target and, based on the 5% AIP weighting, resulted in a 2.6% payout. Mr. Fernandes earned a payout equal to 98% for the 20% of his AIP opportunity based on APUS revenue performance.
Strategic Goals Achievement: For 2024, the MDC Committee determined that the RU enrollment strategic goals were achieved at target. The MDC Committee determined that while APUS was in compliance with the 90/10 Rule for 2024, the level of achievement was not at a level that would result in a payout under the AIP. Accordingly, Mr. Fernandes did not receive a strategic goal payout, while NEOs other than Mr. Fernandes achieved 50% of their 20% strategic goal targets, or 10% of their total AIP target related to the strategic goals. The specific targets for RU enrollment and APUS 90/10 Rule strategic goals are not disclosed because they relate to information and internal forecasting of figures that are not publicly disclosed due to the proprietary nature and competitive sensitivity of that information. The method used to calculate the awards was based on actual performance.
The following tables show the target opportunities and payouts for each element of the AIP for each NEO, as well as total target opportunities and payouts.

	Performance Achievement and Payouts for NEOs other than Mr. Fernandes
Metric	Weighting	Performance Goals			Achievement		Payout
		Threshold	Target	Maximum	Actual	% of Target	Payout %	Weighted Payout
Adjusted EBITDA	35%	$52.1	$65.2	$78.2	$70.8	108.7%	143.3%	50.1%
APUS Revenue	20%	$286.4	$318.2	$350.0	$317.0	99.6%	98.2%	19.6%
RU Revenue	20%	$198.8	$220.9	$242.9	$216.3	97.9%	90%	17.9%
HCN/GSUSA Revenue	5%	$87.4	$97.1	$106.8	$91.6	94.3%	51%	2.6%
Strategic Goals	20%				50%	50.0%	50%	10.0%
TOTAL								100.2%

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	Performance Achievement and Payouts for Mr. Fernandes
Metric	Weighting	Performance Goals			Achievement		Payout
		Threshold	Target	Maximum	Actual	% of Target	Payout %	Weighted Payout
APEI Adjusted EBITDA	10%	$52.1	$65.2	$78.2	$70.8	108.7%	143.3%	14.3%
APUS Adjusted EBITDA	20%	$73.2	$91.5	$109.8	$98.2	107.3%	136.4%	27.3%
APUS Revenue	20%	$286.4	$318.2	$350.0	$317.0	99.6%	98.2%	19.6%
Strategic Goals	50%				0%	0%	0%	0%
TOTAL								61.3%

	2024 AIP Payouts
NEO	Target AIP			2024 Payouts
	Annual Salary	AIP Target	Target AIP $	% of Target	$ Payout
Angela K. Selden	$795,000	95%	$755,250	100.2%	$757,055
Richard W. Sunderland, Jr.	$484,500	50%	$242,250	100.2%	$242,829
Nuno S. Fernandes	$500,000	65%	$325,000	61.3%	$199,079
Craig S. MacGibbon	$401,700	50%	$200,850	100.2%	$201,330
Thomas A. Beckett	$400,588	50%	$200,294	100.2%	$200,773

2024 Equity Incentives
We believe that a significant portion of our NEOs’ total compensation should be in the form of long-term equity incentive awards in order to align the priorities of the NEOs with the interests of our stockholders. To further emphasize performance and ensure that management’s objectives are aligned with those of our stockholders, the 2024 annual equity awards for our continuing NEOs were split 50% as RSUs and 50% as PSUs. Consistent with historical practice, the RSUs and PSUs each vest in three equal installments on the first three anniversaries of the grant date, subject to achievement of performance metrics in the case of the PSUs.
Determining 2024 Equity Award Values
When establishing equity award values in 2024, the MDC Committee considered both shares available under the 2017 Plan and 2023 performance. Given the decline in stock price performance the Company experienced in 2023, delivering similar values for 2024 equity grants as had been delivered in 2023 would have resulted in executives receiving awards representing significantly more shares than they received in 2023, as well as depleting the shares available in the Company’s equity plan more quickly than had been expected. After considering these factors, the dilutive effects of equity awards, the importance of alignment between executives and shareholders, and recognizing that overall financial performance for 2023 was uneven across the Company and neither the financial performance nor stock price performance met our expectations, the MDC Committee determined that it was not appropriate to seek stockholder approval for additional shares in 2024, and the Committee approved equity incentive awards for 2024 with target values lower than what they would typically have been.
Accordingly, to address the above, particularly the decreased grant date stock price in 2023 compared to 2024, the MDC Committee determined that the number of each of the RSUs and PSUs issued to the NEOs in 2024 should be comparable to the number of each of those units issued in 2023, which resulted in lower equity award values in 2024. If the MDC Committee had set equity award values consistent with the Willis Towers Watson competitive market data and then determined the number of units issued using the 60-day trailing average closing stock price, the 2024 equity awards would have been priced at approximately $9.00 per unit, significantly lower than the $12.91 60-day average stock price used to determine the units issued under the 2023 equity awards, resulting in a greater number of units being issued to NEOs.

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The Committee further reduced the 2024 long-term incentive award to Ms. Selden in light of the Company’s uneven performance in 2023 and her role as CEO. The Committee also recognized that she had received a significant increase to the target value of her equity award in 2023. Ms. Selden’s 2024 equity awards granted on January 31, 2024, were valued at approximately $1.3 million, compared to the 2023 equity award value of approximately $2.8 million.
The size of the equity incentive awards for our NEOs was discussed at the same time the MDC Committee met to set the other elements of compensation so that all elements of compensation were set taking into account the total target compensation opportunity. In setting the equity awards, the Committee also continued to consider equitable treatment among executives but recognized that the market for competitive talent varies among executives and that it is appropriate for equity awards to vary among executives.
The equity award values and resulting number of RSUs and PSUs at the target level of performance reported in the below chart reflect the January 31, 2024, grant date closing price of $10.58.

	2024 Equity Awards
NEO	Base Salary ($)	Calculated Value ($)	Value (% of Salary)	RSUs (#)	PSUs (#)
Angela K. Selden	$795,000	$1,296,791	163%	61,285	61,285
Richard W. Sunderland, Jr.	$484,500	$502,550	104%	23,750	23,750
Nuno S. Fernandes	$500,000	$370,300	74%	17,500	17,500
Craig S. MacGibbon	$401,700	$317,400	79%	15,000	15,000
Thomas A. Beckett	$400,588	$312,110	78%	14,750	14,750

2024 Performance Share Unit Metrics
In order to reflect the importance of overall financial performance and also the importance of growth for the Company, for 2024, the Committee determined to use revenue and Adjusted EPS as the performance metrics for the PSUs, each weighted at 50%. For 2024, Adjusted EPS, which was previously included as an AIP financial performance measure, replaced Adjusted EBITDA as a PSU metric because Adjusted EPS was determined to be a more appropriate and commonly used long-term incentive metric and Adjusted EBITDA would now be used in the AIP.
Revenue is defined as the Company’s revenue calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) and included in the Company’s financial statements. Adjusted EPS is the Company’s GAAP net income per share (diluted) included in the Company’s audited financial statements, subject to adjustment for unbudgeted or unusual items, such as impairments, effects of acquisitions and legal settlements.
The Committee set targets for PSUs that reflect the approved budget. The threshold payout for PSUs was established as 50% of the target level, which would be earned for achieving 90% of the revenue target and 85% or the EPS target. These numbers reflected achievement that the Committee determined would require effort for the Company to achieve. The maximum payout was set at 200% of the target level, which would be earned for achieving 110% of the revenue target and 115% of the EPS target. These numbers reflected the Committee’s view of exceptional performance that would create shareholder value. For levels of revenue and Adjusted EPS between the applicable dollar amounts set forth below, the percentage of the award earned would be prorated accordingly.
The Committee also retains the ability, in its subjective judgment, to reduce the level of achievement under the PSUs considering its views of an executive’s overall performance, demonstration of leadership behaviors, transparency, fidelity to our vision and values, and commitment to a culture of compliance. The Committee did not exercise this discretion in 2024.

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2024 Performance Share Unit Performance Achievement

		Revenue (50% of Target Number of PSUs)		Adjusted EPS (50% of Target Number of PSUs)
	Earnout (% of Target)	% of Budget Amount	Goal	% of Budget Amount	Goal
Threshold	50%	90%	$572.4 million	85%	$0.67
Target	100%	100%	$636.0 million	100%	$0.79
Maximum	200%	110%	$699.6 million	115%	$0.91
Actual Result			$624.6 million		$1.00
% of Target Shares Earned			91%		200%

Our 2024 revenue was $624.6 million, or approximately 98% of the target goal, and Adjusted EPS was $1.00, or approximately 123% of the target goal, resulting in 145.5% of the target PSU award being earned. For 2024, the MDC Committee adjusted reported EPS for unbudgeted professional fees related to a key strategic initiative, loss on leases, assets and disposals, and loss on minority investments. The Committee concluded that these adjustments are consistent with its historical practice and market practice and provided an incentive to leadership to capitalize on unbudgeted strategic opportunities. The award earned is further subject to time-based vesting, in order to continue to provide a retention element and to encourage executives to focus on the long-term performance of the Company.

	2024 PSUs Earned and Subject to Vesting
Named Executive Officer	2024 PSU Grant Date Value	Target 2024 PSU Shares	Performance Achievement	Actual 2024 PSU Shares Earned Subject to Vesting
Angela K. Selden	$648,395	61,285	145.5%	89,170
Richard W. Sunderland, Jr.	$251,275	23,750	145.5%	34,556
Nuno A. Fernandes	$185,150	17,500	145.5%	25,463
Craig S. MacGibbon	$158,700	15,000	145.5%	21,825
Thomas A. Beckett	$156,055	14,750	145.5%	21,461

2024 Say-on-Pay Vote
We consider the views of our stockholders in designing our executive compensation program and welcome feedback on our executive pay practices. In 2024, approximately 92% of the stockholder votes cast on this proposal were voted in favor of our executive compensation, an increase over the 82% of votes that voted in favor of the 2023 proposal. We continued our ongoing stockholder engagement program during 2024 in order to elicit further feedback and perspectives on the issues important to our stockholders. Because the annual advisory vote occurred after our compensation was set for 2024, the results for the 2024 vote were not available to be considered prior to establishing our 2024 compensation program, but the MDC Committee considered and discussed the results prior to establishing our compensation program for 2025. See page 83 for this year’s say-on-pay proposal.

OTHER COMPENSATION POLICIES AND PRACTICES
Employment Agreements and Post-Termination Compensation
We have entered into employment agreements with Ms. Selden and Mr. Sunderland. These agreements provide the executive with severance payments upon certain terminations, including termination without cause, termination by the executive for good reason, or upon certain triggering events following a change of control. The agreements provide for certain payments in connection with a termination of the executives’ employment within 60 days prior to or 365 days following a change of control of the Company, in the case of Ms. Selden or within 180 days with respect to Mr. Sunderland. We believe that these agreements were necessary to attract some of our NEOs and help to retain these NEOs due to the prevalence of similar arrangements in the market in which we compete for executives.

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In 2014, the MDC Committee (then the Compensation Committee) authorized negotiating an employment agreement with Mr. Sunderland on substantially the same terms as the agreements with our other then-serving NEOs. The Committee determined it was appropriate to have an employment agreement with Mr. Sunderland in an effort to retain Mr. Sunderland, treat him similarly to other executives, and to ensure his agreement would be subject to post-employment non-competition and non-solicitation terms with which he otherwise would not have had to comply. In 2019, we entered into an employment agreement with Ms. Selden in connection with Ms. Selden’s appointment as our President and Chief Executive Officer. The MDC Committee determined that entering into the employment agreement with Ms. Selden was appropriate in order to attract her to the Company and provide her with employment on terms similar to our other executives and in line with what we concluded were appropriate terms for a Chief Executive Officer for a company of our size and in our industry and commensurate with her responsibilities. In September 2020, Ms. Selden’s employment agreement was amended to extend certain relocation benefits.
In 2017, at the recommendation of the MDC Committee, our Board adopted the Executive Severance Plan. The MDC Committee recommended the adoption of the Executive Severance Plan in order to provide severance benefits to Senior Vice Presidents of the Company that are designated by the MDC Committee without having to adopt individual employment or severance agreements. The MDC Committee concluded that a severance arrangement for the designated participants was appropriate in order to help retain these executives. In concluding it was appropriate to adopt the Executive Severance Plan, the MDC Committee considered practices in industry generally and among our peer group, as well as the advice of Willis Towers Watson. The MDC Committee also considered that the Executive Severance Plan requires, as a condition to receiving benefits, that each participant must comply with covenants not to compete with us and our affiliates and not to solicit our employees or those of our affiliates, in each case during the term of employment and for a period of 12 months thereafter. In addition, in order to receive severance benefits, a participant must agree to release all claims against us and our affiliates and their respective officers and directors.
For additional information regarding these agreements, including a quantification of benefits that would be received by these officers had termination occurred on December 31, 2024, see the section titled “Potential Payments upon Termination or Change in Control” below.
Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation plan in which our executive officers are permitted to participate. The Code limits the amounts of matching contributions that we can contribute to our traditional 401(k) plan for the benefit of our executives. The deferred compensation plan provides that we will make an annual matching contribution to plan participants in an amount equal to the difference between the matching contribution that the participant would have received under our 401(k) plan if those limitations under the Code did not apply and the matching contribution that the employee actually received under our 401(k) plan. The balances in the plan are only available for investment in investment options that are also available under our 401(k) plan. We believe that it is fair to provide this plan to our executives because absent the limitations under the Code, they would have otherwise received these amounts. The plan also permits us, but does not require us to, make additional, discretionary contributions. We did not make any discretionary contributions in 2024.
Limited Perquisites and Tax Gross-Ups
We reimburse certain travel-related costs of certain executive officers who live at a distance from our Charles Town, West Virginia headquarters or other executive offices in order to facilitate their presence and performance of their duties at our facilities. For example, in 2024, Ms. Selden took advantage of reimbursement of amounts spent on airfare, temporary lodging at hotels, car rentals, taxi services, and other miscellaneous travel expenses when she visited our Charles Town office. Ms. Selden is taxed for these reimbursements when travel is in the ordinary course.

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We did not provide a gross-up to our NEOs for any personal income taxes they incurred as a result of these benefits.
Role of Executives in Executive Compensation Decisions
Historically, our Chief Executive Officer has recommended to the MDC Committee each element of compensation for all executive officers other than that of the Chief Executive Officer, and the MDC Committee determines the target level of compensation for each executive officer. Our Chief Human Resources Officer provides support to Ms. Selden and the Committee, including with respect to structuring compensation arrangements during 2024.
The amount of each element of compensation for our Chief Executive Officer is determined by the MDC Committee. Our Chief Executive Officer and our Chief Human Resources Officer do not participate in deliberations relating to their own compensation. None of our other executive officers participates in any deliberations related to the setting of executive compensation.
Our Commitment to Strong Executive Compensation Practices
The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of its annual compensation program. The Company does not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.

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MANAGEMENT DEVELOPMENT & COMPENSATION
COMMITTEE REPORT
Management Development & Compensation Committee Report
The Management Development & Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on its review and discussions with the Company’s management, the Management Development & Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and in the Company’s Annual Report on Form 10-K (including by incorporation by reference to this Proxy Statement).
Management Development & Compensation Committee
William G. Robinson, Jr., Chairperson
Michael D. Braner
Anna M. Fabrega
James Kenigsberg
Richard J. Statuto

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COMPENSATION TABLES AND DISCLOSURES
Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Angela K. Selden President and Chief Executive Officer	2024	$795,000	—	$1,296,791	$757,055	$60,456	$2,909,301
	2023	$795,000	—	$2,908,441	$423,997	$48,636	$4,176,074
	2022	$825,577	—	$2,327,339	$125,613	$80,644	$3,359,173
Richard W. Sunderland, Jr. Executive Vice President, Chief	2024	$481,942	—	$502,550	$242,829	$39,103	$1,266,425
	2023	$475,000	—	$742,699	$149,483	$34,328	$1,401,510
	2022	$493,269	—	$614,749	$39,501	$37,714	$1,185,233
Nuno S. Fernandes President, American Public University System	2024	$493,269	—	$370,300	$199,079	$42,315	$1,104,963
	2023	$475,000	—	$415,495	$388,270	$36,112	$1,314,877
Craig S. MacGibbon Executive Vice President, Chief Information Officer	2024	$398,550	—	$317,400	$201,330	$32,247	$949,527
	2023	$390,000	—	$311,622	$127,413	$28,586	$857,621
Thomas A. Beckett Senior Vice President and General Counsel	2024	$394,006	—	$312,110	$200,773	$28,697	$935,585
	2023	$366,407	—	$337,583	$122,038	$21,133	$847,161
	2022	$355,096	—	$317,128	$28,436	$24,138	$724,799

(1)	Information is provided for 2024 and 2023 only for Mr. Fernandes and Mr. MacGibbon because they were not NEOs in 2022.
(2)
Values reflect the amounts actually paid to the NEOs for each year. In addition, for fiscal 2022, salary for certain NEOs includes a one-time payout of accumulated vacation time resulting from a change in policy relating to vacation accrual for all Vice President and above-level employees, as follows: $30,577 for Ms. Selden; $18,269 for Mr. Sunderland; $16,154; and $13,152 for Mr. Beckett.

(3)
Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs and PSUs, as applicable, excluding estimates of forfeiture. A discussion of the relevant assumptions used in calculating these equity awards can be found in Notes 1 and 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. PSUs are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. The target and maximum grant date values of PSUs for 2024 are as follows:

Name	Grant Date Value at Target Performance	Grant Date Value at Maximum Performance
Angela K. Selden	$648,395	$1,296,791
Richard W. Sunderland, Jr.	$251,275	$502,550
Nuno S. Fernandes	$185,150	$370,300
Craig S. MacGibbon	$158,700	$317,400
Thomas C. Beckett	$156,055	$312,110

(4)	Amounts reflect payments made pursuant to our annual incentive compensation plan based upon the achievement of performance goals established by our MDC Committee.
(5)
Amounts for 2024 include, but are not limited to, (i) $13,800 of 401(k) contribution matches made by us to Ms. Selden, Mr. Sunderland, Mr. Fernandes, and Mr. MacGibbon, and $12,901 to Mr. Beckett, and (ii) non-qualified deferred compensation plan matching contributions made by us of $34,960 for Ms. Selden, $11,457 for Mr. Sunderland, $21,462 for Mr. Fernandes, $7,239 for Mr. MacGibbon, and $6,842 for Mr. Beckett.

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2024 Grants of Plan-Based Awards

Name	Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock or Units(3)	Grant Date Fair Value Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Angela K. Selden	RSUs	1/31/2024							61,285	$648,395
	PSUs	1/31/2024				15,321	61,285	122,570		$648,395
	Annual Incentive Plan		$132,160	$755,250	$1,510,500
Richard W. Sunderland	RSUs	1/31/2024							23,750	$251,275
	PSUs	1/31/2024			5,938	5,938	23,750	47,500		$251,275
	Annual Incentive Plan		$42,340	$242,250	$484,500
Nuno S. Fernandes	RSUs	1/31/2024							17,500	$185,150
	PSUs	1/31/2024				4,375	17,500	35,000		$185,150
	Annual Incentive Plan		$16,250	$325,000	$650,000
Craig S. MacGibbon	RSUs	1/31/2024							15,000	$158,700
	PSUs	1/31/2024				3,750	15,000	30,000		$158,700
	Annual Incentive Plan		$35,149	$200,850	$401,700
Thomas A. Beckett	RSUs	1/31/2024							14,750	$156,055
	PSUs	1/31/2024				3,688	14,750	29,500		$156,055
	Annual Incentive Plan		$35,051	$200,294	$400,588

(1)
These columns show the range of possible cash payouts for 2024 performance pursuant to our annual incentive plan. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance goals established by the MDC Committee for these awards, see the section titled “2024 Compensation Decisions — 2024 Annual Incentive Plan” in the Compensation Discussion and Analysis.

(2)
These columns show the range of PSUs that could be earned based on 2024 performance pursuant to the performance-based awards granted in 2024. PSUs earned vest over a three-year period. For a discussion of the performance goals established by the MDC Committee for these awards, see the section titled “2024 Compensation Decisions — 2024 Equity Incentives” in the Compensation Discussion and Analysis.

(3)	This column shows the number of RSUs granted, which vest ratably over three years.
(4)
Amounts reflect the grant date fair value, computed in accordance with FASB ASC Topic 718, and will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares, and the market price of our common stock at that time. PSUs are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. For RSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing market price per share of our common stock on the grant date.

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Employment Agreements
For Ms. Selden and Mr. Sunderland, the amounts disclosed in the tables above are in part a result of the terms of their employment agreements. We do not have an employment agreement with the other NEOs.
Ms. Selden’s Employment Agreement. In August 2019, we entered into an employment agreement with Ms. Selden to serve as our President and Chief Executive Officer, effective September 23, 2019. The initial term of Ms. Selden’s employment agreement ended on March 31, 2023, and the term automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to her agreement, Ms. Selden’s base salary was set at $630,000 per year, subject to annual review and adjustment by our MDC Committee. Ms. Selden’s employment agreement provides that she is entitled to participate in our annual incentive plan, under which she was eligible for an annual bonus of up to 90% of her base salary then in effect, and up to an additional 45% of her base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee, provided that for 2019, Ms. Selden’s bonus was guaranteed to be not less than $200,000 or more than $300,000. Pursuant to her employment agreement, Ms. Selden received (i) a one-time signing bonus of $100,000, paid in two installments, with $50,000 payable on the first payroll date after the effective date and $50,000 payable on the first payroll after the first anniversary of the effective date, each of which installments must be returned to the Company if Ms. Selden’s employment is terminated within 12 months of payment of the bonus by Ms. Selden without good reason or by the Company with cause, as defined in the agreement, (ii) an RSU grant of 52,668 shares of the common stock of the Company (iii) a grant of 43,134 stock options of the Company with an exercise price of $23.77 per share, and (iv) up to $8,000 per month for temporary lodging expenses and reimbursement for weekly travel from Ms. Selden’s current residence to the required work location for one year following September 23, 2019, and up to $75,000 during calendar year 2020 in incurred relocation expenses, subject to our relocation policy. Due to the COVID-19 pandemic and the related closure of our administrative offices, Ms. Selden’s travel and relocation planning was different than originally contemplated. On September 23, 2020, we entered into an amendment to Ms. Selden’s employment agreement to provide that up to $75,000 of incurred relocation expenses would be reimbursed if incurred during the calendar year 2021, and to extend the reimbursement for temporary lodging and travel expenses to a period of two years following September 23, 2019.
In addition to a base salary and annual bonus, Ms. Selden is entitled to receive such other benefits approved by our MDC Committee and made available to our other senior executives and to participate in plans and receive bonuses, incentive compensation and fringe benefits as we may grant or establish from time to time. Ms. Selden has agreed not to compete with us nor solicit our employees for alternative employment during the term of her agreement and for a period of two years after termination for any reason.
Mr. Sunderland’s Employment Agreement. We have entered into an employment agreement with Mr. Sunderland that has similar provisions to the provisions of the agreements discussed above, except with respect to his position, amounts relating to his initial base salary and annual bonus, and scope of restrictive covenants. In August 2014, we entered into an employment agreement with Mr. Sunderland to serve as Executive Vice President and Chief Financial Officer (the “Sunderland Employment Agreement”). Under his employment agreement, Mr. Sunderland’s initial term of employment ran until March 31, 2017, and automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to his agreement, Mr. Sunderland’s initial annual salary was set at $300,000, subject to annual review and adjustment by our MDC Committee. Mr. Sunderland is eligible for an annual bonus of up to 50% of his base salary then in effect and up to an additional 30% of his base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee.

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The executives’ base salaries for 2024 and target annual incentive compensation plan awards for 2024 are set forth in the tables above.
Each of the above employment agreements provides for payments upon certain terminations of the executive’s employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that would be received, including for Mr. Sunderland in light of the Transition Agreement (as defined below) providing for a future transition of his role, see the section titled “Potential Payments Upon Termination or Change in Control” on page 69.
Mr. Sunderland’s Transition and Release Agreement. On June 13, 2024, the Company, APUS and Mr. Sunderland entered into a Transition and Release Agreement (the “Transition Agreement”) providing for the transition of the Chief Financial Officer role and eventual end of Mr. Sunderland’s services as an employee and officer of the Company (the “Separation”). Under the terms of the Transition Agreement, Mr. Sunderland will remain an active employee of the Company and, except as modified under the Transition Agreement, the terms of the Sunderland Employment Agreement will continue in full force and effect through his Separation, including the compensation and benefits set forth therein.
Upon Mr. Sunderland’s Separation from the Company, he will remain entitled to the applicable payments set forth under the Sunderland Employment Agreement. Additionally, if the Separation occurs for any reason other than Cause or resignation without Good Reason, then, subject to execution and non-revocation of a release and satisfaction of other terms set forth in the Transition Agreement, Mr. Sunderland’s Separation will be deemed a termination without Cause by the Company for purposes of the Sunderland Employment Agreement and a “Qualified Retirement” for purposes of his previously granted equity awards, which means he will be entitled to full vesting of those awards, subject to performance conditions for outstanding performance awards. See “Potential Payments Upon Termination or Change in Control” below for a detailed description of terms related to Mr. Sunderland’s Transition Agreement.

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2024 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the outstanding equity awards at December 31, 2024 for our NEOs:

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Angela K. Selden	43,134	—	$23.77	9/23/2029	306,877	$6,619,339
Richard W. Sunderland, Jr.	—	—	—	—	98,473	$2,124,066
Nuno S. Fernandes	15,037	7,519(3)	$10.66	8/29/2032	69,834	$1,506,316
Craig S. MacGibbon	6,973	3,487(3)	$15.74	8/8/2032	55,218	$1,191,047
Thomas A. Beckett	—	—	—	—	54,880	$1,183,763

(1)
Includes the number of shares underlying PSUs that were earned pursuant to the achievement of the 2024 performance metrics, as adjusted. Of the numbers of shares of stock shown, for the officers indicated, the following numbers of shares have vested or will vest on the dates indicated:

Named Executive Officer	Grant Date	Award Type	Vest Date	Number of Shares or Units of Stock That Have Not Vested
Angela K. Selden	01/31/2022	PSU	01/31/2025	7,290
	01/31/2022	RSU	01/31/2025	18,134
	01/31/2024	PSU	01/31/2025	29,723
	01/31/2024	RSU	01/31/2025	20,429
	02/07/2023	PSU	02/07/2025	29,352
	02/07/2023	RSU	02/07/2025	36,148
	01/31/2024	PSU	01/31/2026	29,723
	01/31/2024	RSU	01/31/2026	20,428
	02/07/2023	PSU	02/07/2026	29,351
	02/07/2023	RSU	02/07/2026	36,147
	01/31/2024	PSU	01/31/2027	29,723
	01/31/2024	RSU	01/31/2027	20,428
Richard W. Sunderland, Jr.	01/31/2022	PSU	01/31/2025	1,926
	01/31/2024	PSU	01/31/2025	11,519
	01/31/2022	RSU	01/31/2025	4,790
	01/31/2024	RSU	01/31/2025	7,917
	02/07/2023	PSU	02/07/2025	7,496
	02/07/2023	RSU	02/07/2025	9,231
	01/31/2024	PSU	01/31/2026	11,519
	01/31/2024	RSU	01/31/2026	7,917
	02/07/2023	PSU	02/07/2026	7,495
	02/07/2023	RSU	02/07/2026	9,230
	01/31/2024	PSU	01/31/2027	11,519
	01/31/2024	RSU	01/31/2027	7,916

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Named Executive Officer	Grant Date	Award Type	Vest Date	Number of Shares or Units of Stock That Have Not Vested
Nuno S. Fernandes	01/31/2024	PSU	01/31/2025	8,488
	01/31/2024	RSU	01/31/2025	5,834
	02/07/2023	PSU	02/07/2025	4,193
	02/07/2023	RSU	02/07/2025	5,164
	08/29/2022	RSU	08/29/2025	8,157
	01/31/2024	PSU	01/31/2026	8,488
	01/31/2024	RSU	01/31/2026	5,833
	02/07/2023	PSU	02/07/2026	4,193
	02/07/2023	RSU	02/07/2026	5,164
	01/31/2024	PSU	01/31/2027	8,488
	01/31/2024	RSU	01/31/2027	5,833
Craig S. MacGibbon	01/31/2024	PSU	01/31/2025	7,275
	01/31/2024	RSU	01/31/2025	5,000
	02/07/2023	PSU	02/07/2025	3,145
	02/07/2023	RSU	02/07/2025	3,873
	08/08/2022	RSU	08/08/2025	4,357
	01/31/2024	PSU	01/31/2026	7,275
	01/31/2024	RSU	01/31/2026	5,000
	02/07/2023	PSU	02/07/2026	3,145
	02/07/2023	RSU	02/07/2026	3,873
	01/31/2024	PSU	01/31/2027	7,275
	01/31/2024	RSU	01/31/2027	5,000
Thomas A. Beckett	01/31/2022	PSU	01/31/2025	993
	01/31/2024	PSU	01/31/2025	7,154
	01/31/2022	RSU	01/31/2025	2,471
	01/31/2024	RSU	01/31/2025	4,917
	02/07/2023	PSU	02/07/2025	3,407
	02/07/2023	RSU	02/07/2025	4,196
	01/31/2024	PSU	01/31/2026	7,154
	01/31/2024	RSU	01/31/2026	4,917
	02/07/2023	PSU	02/07/2026	3,406
	02/07/2023	RSU	02/07/2026	4,195
	01/31/2024	PSU	01/31/2027	7,154
	01/31/2024	RSU	01/31/2027	4,916

(2)	The market value of the shares of common stock that have not vested is based on the closing price of our common stock on Nasdaq on December 31, 2024 (the last trading day of 2024), $21.57.
(3)
Relates to an option award granted to Mr. Fernandes on August 29, 2022, the remaining portion of which will vest on August 29, 2025 and to Mr. MacGibbon on August 8, 2022 the remaining portion of which will vest on August 8, 2025.

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Option Exercises and Stock Vested
The following table sets forth information with respect to option exercises by our NEOs during 2024 and shares of restricted stock held by our NEOs that vested during 2024.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Angela K. Selden	—	—	111,184	$1,252,285
Richard W. Sunderland, Jr.	—	—	29,465	$332,618
Nuno S. Fernandes	—	—	17,514	$239,796
Craig S. MacGibbon	3,487	$7,075	11,376	$136,388
Thomas A. Beckett	—	—	13,493	$151,702

(1)
The value realized on exercise is based on the difference between the exercise price of the option and the closing price of our common stock on The NASDAQ Global Select Market on the day of exercise, multiplied by the number of shares acquired.

(2)	The value realized on vesting is based on the closing price of our common stock on Nasdaq on the day of vesting multiplied by the number of shares acquired.
Non-qualified Deferred Compensation
The following table sets forth information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified during 2024:

Name	Registrant Contributions for Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Balance at Last FYE(3)
Angela K. Selden	$34,960	$13,988	$201,002
Richard W. Sunderland, Jr.	$11,457	$10,024	$143,464
Nuno S. Fernandes	$21,462	$944	$31,242
Craig S. MacGibbon	$7,239	$305	$11,241
Thomas A. Beckett	$6,842	$4,099	$54,982

(1)	Includes amounts contributed by the Company in 2024 with respect to 2024 as matching contributions. All amounts are reported in the Summary Compensation Table on page 63.
(2)
Amounts reflected in this column include changes in plan values during 2024, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year.

(3)	All amounts have been reported in the Summary Compensation Table or in previous years.
Potential Payments Upon Termination or Change in Control
The employment agreements for Ms. Selden and Mr. Sunderland described beginning on page 65, include provisions providing for payments to them in the event of certain terminations of their respective employment.
The other NEOs, do not have employment agreements but are covered by our Executive Severance Plan.
Termination for cause, without good reason or by reason of death. In the event that Ms. Selden’s or Mr. Sunderland’s employment is terminated by us for “cause,” by the executive without “good reason,” or by reason of death (each of “cause” and “good reason” as defined below), we will pay to each of them or their estate, as the case may be, (i) his or her full base salary through the date of termination, (ii) any

[69]	POWERING PURPOSE POTENTIAL AND PROSPERITY

previously deferred and unpaid compensation and any unpaid accrued vacation pay, and (iii) any earned, but unpaid, amounts the executive is entitled to as of the date of termination in connection with any fringe benefits or under any of our incentive compensation plans or programs, including the annual incentive bonus.
In the event that Mr. Beckett’s, Mr. Fernandes’, or Mr. MacGibbon’s service to the Company is terminated by us for “cause,” by the executive without “good reason,” or by reason of death (each of “cause” and “good reason” as defined below), we will pay him or his estate, as the case may be, (i) his full base salary through the date of termination, (ii) any unpaid accrued vacation pay and unreimbursed business expenses accrued through the date of termination, (iii) any benefits provided under our employment benefit plans upon or following a termination of employment (together, the “Accrued Amounts”), and (iv) the bonus, if any, earned with respect to the calendar year ending on or preceding the termination date, to the extent not previously paid (the “Earned Bonus”).
Termination by reason of disability. If Mr. Sunderland’s employment is terminated by reason of disability, we are required to pay to him, in a lump sum within 30 days of the date of termination, an amount equal to (i) his base salary through the date of termination, (ii) his annual incentive bonus, to the extent the Company and Mr. Sunderland’s were then satisfying applicable performance targets, adjusted for the short period through the date of termination, for such bonus, prorated for the period of Mr. Sunderland’s service during the applicable year, and (iii) any previously deferred and unpaid compensation and unpaid accrued vacation pay (together, the “Accrued Obligations”). In addition, subject to Mr. Sunderland’s timely execution of a release of claims, we are further required to pay to Mr. Sunderland’s an amount equal to the sum of (i) Mr. Sunderland’s annual base salary paid in installments in accordance with our normal payroll practices for a period of 18 months (the “Salary Continuation Payments”) and (ii) Mr. Sunderland’s annual incentive bonus, to the extent the Company and Mr. Sunderland were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of the 18-month period following the date of termination (the “Bonus Period”), if net income increased from the same period in the prior year and the performance targets established for the successor executive were being satisfied for that period, paid in installments in accordance with our normal payroll practices over the Bonus Period, and the second within 60 days after the end of the Bonus Period (the “Bonus Continuation Payments”).
If Ms. Selden’s employment is terminated by reason of disability, we are required to pay to her, (i) in a lump sum within 30 days of the date of termination, an amount equal to the Accrued Obligations, (ii) an amount equal to two times Ms. Selden’s annual base salary paid in installments in accordance with our normal payroll practices for a period of 24 months (the “Selden Salary Continuation Payments”), and (iii) an amount equal to two times Ms. Selden’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of the 24-month period following the date of termination (the “Selden Bonus Period”), if net income increased from the same period in the prior year and paid in two installments, one within 60 days after the end of the year in which the termination occurred, and the second within 60 days after the end of the Selden Bonus Period (the “Selden Bonus Continuation Payments”), in the case of (ii) and (iii), subject to Ms. Selden’s timely release of claims.
These payments shall be reduced by the sum of the amounts, if any, payable to the executive at or prior to the time of any payment under our disability benefit plans and which amounts were not previously applied to reduce any payment, all in a manner that complies with Section 409A of the Code.
If Mr. Beckett’s, Mr. Fernandes’, or Mr. MacGibbon’s employment is terminated by reason of disability, we are required pursuant to the terms of the Executive Severance Plan to pay to the executive the Accrued Amounts and Earned Bonus.

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Termination other than for cause or disability or for good reason. In the event that we terminate Ms. Selden’s or Mr. Sunderland’s employment other than for cause or disability or they terminate their employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below), as applicable:
•	in a lump sum within 30 days of the date of termination, the Accrued Obligations;
•	the Salary Continuation Payments or the Selden Salary Continuation Payments, as applicable;
•	the Bonus Continuation Payments or the Selden Bonus Continuation Payments, as applicable; and
•
for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Mr. Sunderland) or for any longer period provided for under the terms of the appropriate plan, program, practice or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ premiums (as applicable) under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Mr. Sunderland), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit plans; provided, however, if Ms. Selden terminates her employment after we have delivered to her a written notice of intent not to renew, or a notice of Nonrenewal Termination (as defined in Ms. Selden’s employment agreement), prior to the beginning of a change in control termination period (as defined in Ms. Selden’s employment agreement), then the Selden Salary Continuation Payments shall be for a period of 18 months, the Selden Bonus Continuation Payments shall be equal to 1.5 times the Annual Bonus, and the continuation of benefits shall apply for only 18 months.

In the event that Ms. Selden’s employment is terminated by the Company without cause or by her for good reason, Ms. Selden will become vested in a prorated portion of each of her then-unvested outstanding equity awards, determined by multiplying the number of shares of our common stock scheduled to vest at the vesting date immediately following her termination of employment by a fraction, the numerator of which is the number of days following the last vesting date (or the grant date if no portion of the award has vested) that she was employed and the denominator of which is the number of days from the last vesting date or the grant date, as applicable, to the date the next tranche of such outstanding equity award would have vested, rounded to the nearest whole share, subject, however, in the case of performance-vesting awards to the attainment of the applicable performance criteria.
In the event that we terminate Mr. Beckett’s, Mr. Fernandes’, or Mr. MacGibbon’s employment other than for cause or disability or they terminate their employment for good reason, we are required to pay, or provide, to the executive (subject to the executive’s timely execution of a release of claims and other certain restrictive covenants): (i) the Accrued Amounts; (ii) the Earned Bonus; (iii) an amount equal to his base salary in effect immediately prior to the date of termination plus the product of (x) the annual cash bonus that would have been earned for the entire calendar year in which the date of termination occurs based on the actual level of achievement of any Company performance goals for such year and the higher of the actual or target level of achievement of any individual performance goals for such year; and (y) a fraction, the numerator of which is the number of days the executive was employed by the Company during the calendar year in which the date of termination occurs and the denominator of which is the number of days in such year, paid on the date that annual bonuses are paid to our executives or the 61st day following the date of termination; and (iv) any amount, determined in the sole discretion of the MDC Committee, equal to

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12 times the difference between (x) the monthly COBRA premium paid by the executive for group health plan coverage and (y) the monthly premium amount paid by the executive immediately prior to the date of termination for the same coverage, payable in a single lump sum on the 61st day following the date of termination.
Termination following a change of control. If within 60 days prior to or one year after a change in control (as defined below), we terminate Ms. Selden’s employment or if within 180 days after a change of control or we terminate Mr. Sunderland’s employment, other than for cause or disability or the executive terminates his or her employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below):
•	in a lump sum within 30 days of the effective date of termination, the Accrued Obligations;
•
an amount equal to the sum of (i) two times the executive’s annual base salary and (ii) two times the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, in a lump sum within 60 days of the effective date of termination;

•
for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Mr. Sunderland) or for any longer period provided for under the terms of the appropriate plan, program, practice, or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his or her employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ (as applicable) premiums under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and

•
to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (Mr. Sunderland), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit schemes.

In the event that any amounts payable or benefits to be provided to the executive under the employment agreement or otherwise would be nondeductible to us by reason of Section 280G of the Code and would subject the executive to the excise tax imposed by Section 4999 of the Code, then such payments and/or benefits will be reduced to the extent necessary so that such payments or benefits will no longer be ineligible for deduction by reason of Section 280G of the Code or subject to the excise tax imposed by Section 4999 of the Code unless the executive would receive at least $50,000 more on a net after-tax basis if such payments and benefits were not reduced.
If within six months after a change of control, we terminate Mr. Beckett’s, Mr. Fernandes’, or Mr. MacGibbon’s employment without cause or the executive terminates his employment for good reason (as defined below), the executive shall be entitled to receive the Accrued Amounts and the Earned Bonus. In addition, we are required to pay to the executive (subject to the executive’s timely execution of a release of claims and other certain restrictive covenants):
•
an amount equal to the 1.5 times the sum of the base salary in effect, plus the executive’s target annual bonus for the year in which the date of termination occurs, payable in a single lump sum on the 61st day following the date of termination; and

[72]	POWERING PURPOSE POTENTIAL AND PROSPERITY

•
an amount, determined in the sole discretion of the Committee, equal to 18 times the difference between (x) the monthly COBRA premium paid by the executive for group health plan coverage for the executive, and (y) the monthly premium amount paid by the executive immediately prior to the date of termination for the same coverage, payable in a single lump sum on the 61st day following the date of termination.

Acceleration of equity awards upon termination for death, for disability or following a change of control. Under Ms. Selden’s or Mr. Sunderland’s employment agreements, all equity awards granted to the NEO under any of our equity incentive plans that are outstanding immediately prior to the following events will vest and become fully exercisable as follows: (i) upon termination of the executive’s employment by the executive’s death; (ii) upon our termination of the executive’s employment for disability; or (iii) upon termination of the executive’s employment, in the 12-month period following a change of control, or in the 60-day period prior to or one year period after a change of control, in the case of Ms. Selden (a) by us for any reason other than for disability or cause, or for no reason at all, or (b) by the executive for good reason in the 12-month period following a change of control. However, for purposes of clauses (i) and (ii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in a pro-rated amount equivalent to the portion of the performance period that has passed and assuming achievement of the performance conditions for that period at the “target” level, and, for purposes of clause (iii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in full at the “target” level.
The Executive Severance Plan does not affect the term of any outstanding equity awards. In the event Mr. Beckett’s, Mr. Fernandes’, or Mr. MacGibbon’s employment is terminated, the treatment of any outstanding equity awards is determined in accordance with the terms of the Company equity plan or plans under which they were granted and any applicable award agreements. The 2017 Plan provides that equity awards will vest in full upon the termination of an awardee without cause within one year of a change in control in which the awards are assumed, continued, or substituted.
Terms defined in employment agreements. For purposes of Ms. Selden’s and Mr. Sunderland’s employment agreements, the following definitions apply:
“Cause” means:
•	refusal by the executive to follow a lawful written order of the Chair of our Board, the Board, or for Mr. Sunderland, our President and Chief Executive Officer;
•	refusal by the executive to follow a lawful written order of the Chair of our Board, the Board, or for Mr. Sunderland, our President and Chief Executive Officer;
•	the executive’s engagement in conduct materially injurious to us or our reputation;
•	dishonesty of a material nature that relates to the performance of the executive’s duties under his or her employment agreement;
•	the executive’s conviction for any crime involving moral turpitude or any felony; or
•
the executive’s continued failure to perform his or her duties under his or her employment agreement (except due to the executive’s incapacity as a result of physical or mental illness) to the satisfaction of the Board for a period of at least 30 consecutive days after written notice is delivered to the executive specifically identifying the manner in which the NEO has failed to perform his or her duties.

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“Change of control” generally means:
•	our dissolution or liquidation, or a merger, consolidation, or reorganization of us with one or more other entities in which we are not the surviving entity;
•	a sale of substantially all of our assets to another person or entity; or
•
any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of our stock.

“Good reason” generally means:
•
the assignment to the executive of duties inconsistent in any material respect with the NEO’s position as set forth in, or in accordance with, his or her employment agreement, excluding an isolated, insubstantial, and inadvertent action that we remedy promptly after receipt of notice from the executive;

•
any material failure by us to comply with any provisions of the executive’s employment agreement, excluding an isolated, insubstantial, and inadvertent failure that we remedy promptly after receipt of notice from the executive;

•
there is a change of control and the executive does not continue in his or her position, or any other office he or she holds at the time of the transaction, of the most senior resulting entity succeeding to our business;

•
any material failure by us to require any successor or any party that acquires control of us, whether directly or indirectly, by purchase, merger, consolidation or otherwise, or all or substantially all of our business and/or assets to assume expressly and agree to perform the executive’s employment agreement in the same manner and to the same extent;

•	with respect only to Ms. Selden, any material reduction in her base salary or annual bonus opportunity;
•	with respect only to Ms. Selden, after her initial relocation, any requirement that her primary workplace be located more than 50 miles from our current headquarters; and
•	with respect only to Ms. Selden, her election to terminate employment after the end of the term or any renewal term if we have delivered to her a written notice of intent not to renew.
None of the foregoing constitute good reason if the executive consents in writing to such event, and none of the foregoing constitute good reason unless the executive provides notice to us within 90 days of the initial existence of such grounds and we fail to cure the asserted grounds for good reason within 30 days of receipt of such notice from the executive. In order to terminate his or her employment for good reason, the executive must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

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Terms defined in the Executive Severance Plan. For purposes of the Executive Severance Plan, which currently only applies to Mr. Beckett, Mr. Fernandes, and Mr. MacGibbon, the following definitions apply:
“Cause” means:
•	gross negligence or willful misconduct in connection with the performance of duties;
•	conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or
•
material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such executive and the Company or an affiliate.

“Change of control” generally means:
•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;
•	a sale of substantially all of the assets of the Company to another person (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or
•
any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person owning 50% or more of the combined voting power of all classes of common stock of the Company.

“Good reason” generally means:
•	a material diminution in the executive’s authority, duties, or responsibilities;
•	a material reduction in the executive’s base salary; or
•	a material change in the geographic location at which the executive must perform services, including a required relocation of the executive’s principal place of employment of more than 50 miles.
Equity Retirement Policy. In July 2016, the MDC Committee approved the Equity Retirement Policy, effective January 1, 2017. The Equity Retirement Policy provides for accelerated vesting at retirement of any (i) time-based awards and (ii) subject to the achievement of the applicable performance measure, performance-based awards, that were granted at least one year prior to the date of retirement. The Equity Retirement Policy applies to employees who have voluntarily terminated service, reached an age of 62 years, and provided at least 10 years of continuous service to the Company as of and through the date of their retirement.
Mr. Sunderland was the only NEO eligible for the Equity Retirement Policy in 2024.
Payment and Benefit Estimates. The table below reflects the potential termination or change in control payments pursuant to the employment agreements and arrangements described above, calculated as though the applicable triggering event occurred, (i.e. the NEO’s employment was terminated, or the applicable change in control occurred) on December 31, 2024 (the last trading day of 2024), using the closing price of our common stock on Nasdaq of $21.57 on December 31, 2024. As discussed in the narrative above, upon termination for cause or by the NEO without good reason, the NEO is generally only

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entitled to receive amounts they are owed as of the termination date (e.g., salary, benefits, and, in limited cases, any previously earned, but unpaid, annual incentive compensation). These accrued amounts are described in the narrative above, and we have not included these earned, but unpaid amounts, in the termination events included in the table below.

	Aggregate Severance Pay(1) $	Accelerated Vesting of Equity Awards $	Welfare Benefits Continuation $	Total $
Angela K. Selden
Termination by Reason of Disability	$3,100,500	$4,218,577		$7,319,077
Termination other than for Cause or Disability or by Executive for Good Reason	$3,100,500	$4,218,577	$60,991	$7,380,068
Termination other than for Cause within 60 days before or 1 year after a Change in Control	$3,100,500	$6,619,337	$60,991	$9,780,828
Termination by Executive for Good Reason 12 months after a Change in Control	$3,100,500	$6,619,337	$60,991	$9,780,828
Nonrenewal of employment agreement by Company prior to a Change in Control	$2,325,375		$45,743	$2,371,118
Termination by Reason of Death		$4,218,577		$4,218,577
Richard W. Sunderland, Jr
Termination by Reason of Disability	$1,090,125	$2,124,066		$3,214,191
Termination by Executive for Good Reason	$1,090,125	$2,124,066	$24,224	$3,238,415
Termination by Executive other than for Good Reason	—	—		$0
Termination other than for Cause or Disability	$1,090,125		—	$1,090,125
Termination other than for Cause or by Executive for Good Reason within 180 days of a Change in Control	$1,453,500	$2,124,066	$24,224	$3,601,790
Termination other than for Cause or by Executive for Good Reason within between 180 days and 12 months of a Change in Control		$2,124,066		$2,124,066
Termination by Reason of Death		$2,124,066		$671,952
Termination due to Retirement		$866,400
Nuno S. Fernandes
Termination without Cause or by Executive for Good Reason	$825,000		$15,566	$840,566
Termination without Cause or by Executive for Good Reason within six months of a Change in Control	$1,075,000		$23,349	$1,098,349
Termination without Cause within one year of a Change in Control in which awards are assumed, continued, or substituted		$1,506,316		$1,506,316
Craig S. MacGibbon
Termination without Cause or by Executive for Good Reason	$602,550		$27,608	$630,158
Termination without Cause or by Executive for Good Reason within six months of a Change in Control	$803,400		$41,412	$844,812
Termination without Cause within one year of a Change in Control in which awards are assumed, continued, or substituted		$1,191,047		$1,191,047
Thomas A. Beckett
Termination without Cause or by Executive for Good Reason	$600,882		$28,542	$629,424
Termination without Cause or by Executive for Good Reason within six months of a Change in Control	$801,176		$42,813	$843,989
Termination without Cause within one year of a Change in Control in which awards are assumed, continued, or substituted		$1,183,763		$1,183,763

(1)
We have assumed for purposes of calculating the aggregate severance pay that (a) our financial performance and, if applicable, the NEO’s successor’s performance would be sufficient for the NEO to receive the maximum payout and (b) in the case of a termination due to Disability, amounts are not reduced by any payment under our disability benefit plans.

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CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation.
In order to identify our median employee for purposes of calculating the ratio, we used total annual earnings as reported in our payroll system for our 5,792 employees other than our Chief Executive Officer as of November 1, 2024, and then annualized the total compensation of all permanent employees that were employed for less than the full year.
As set forth in the Summary Compensation Table in this Proxy Statement, the 2024 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $2,909,301. The 2024 annual total compensation for our median employee, who is a part-time faculty member at APUS, was $30,851. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for 2024 is approximately 94 to 1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

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Pay Versus Performance
In accordance with SEC rules, this section provides information with respect to Compensation Actually Paid (“CAP”) to our NEOs and Company performance. This information does not necessarily align with how the Company, or the MDC Committee views the link between the Company’s performance and its NEO’s pay. CAP is an SEC-defined term and neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) necessarily reflect the amounts earned, received, or realized by the NEOs. Unvested awards remain subject to vesting conditions and fluctuations in value based on changes in the price of our common stock, and the ultimate value realized by our NEOs from unvested equity awards will not be determined until the awards vest. In addition, a significant portion of CAP relates to changes in fair value of unvested awards over the course of each year. For a more detailed discussion of how we view our executive compensation structure, including alignment with our performance, see the Compensation Discussion and Analysis (“CD&A”) and the 2024 CEO Target Compensation versus Realizable Pay sections.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(3,4)	Average Summary Compensation Table Total for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs(3,4)	Value of Initial Fixed $100 Investment Based on(5)		Net Income (in millions)(6)	Revenue (in millions)(7)
					Total Shareholder Return	Peer Group Total Shareholder Return
2024	$2,909,301	$6,901,739	$1,064,125	$2,025,656	$79	$159	$10.1	$624.6
2023	$4,176,075	$2,982,535	$1,056,661	$778,190	$35	$119	($53.3)	$600.5
2022	$3,359,173	$826,912	$864,041	$345,804	$45	$88	($115.0)	$606.3
2021	$2,994,052	$1,963,734	$953,983	$673,074	$81	$71	$17.8	$418.8
2020	$2,996,393	$4,376,919	$1,566,715	$1,614,207	$111	$84	$18.8	$321.8

(1)	Ms. Selden was the CEO for each of the covered years.
(2)
The other NEOs for each covered year were: In 2024, Mr. Sunderland, Mr. Beckett, Mr. Fernandes, and Mr. MacGibbon; in 2023, Mr. Sunderland, Mr. Beckett, Mr. Fernandes, Mr. MacGibbon, and Mr. Tognola; in 2022, Mr. Sunderland, Mr. Beckett, Mr. Wilkins, Mr. Tognola, Mr. Dyberg, and Mr. Slagle; in 2021, Mr. Sunderland, Mr. Beckett, Dr. Dyke, Mr. Dyberg, and Dr. Smith; and in 2020, Mr. Sunderland, Mr. Beckett, Dr. Dyke, Mr. Dyberg, and Dr. Boston. Dr. Boston served as APEI CEO until September 30, 2019, at which time he was appointed President of APUS. Therefore, equity awards Dr. Boston received as CEO prior to September 30, 2019, are included in the 2020 Other NEOs covered year.

(3)	The following tables disclose the amounts deducted from and added to SCT total compensation for the applicable year pursuant to Item 402(v) of Regulation S-K to determine CAP:
Adjustments made to NEO SCT to calculate CAP

Year	Reported SCT total	minus reported value of equity awards	plus, equity award adjustments	equals CAP
CEO
2024	$2,909,301	$1,296,791	$5,289,229	$6,901,739
Other NEOs
2024	$1,064,125	$375,590	$1,337,120	$2,025,656

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(4)	Adjustments made to NEO equity awards

Year	Year-end FMV awards granted during the year	Year over year FMV change of outstanding and unvested awards as of year end	Year over year FMV change of awards granted in prior years that vested during the year	Total equity award adjustments
CEO
2024	$3,245,307	$1,864,562	$179,359	$5,289,229
Other NEOs
2024	$939,940	$341,558	$55,622	$1,337,120

•
Fair market value (“FMV”) used to determine the equity award adjustments is consistent with the calculations used to account for share-based payments in the Company’s financial statements in accordance with GAAP, although the assumptions are materially different from those disclosed with respect to valuation at the time of grant including:

•	RSUs: The FMV of RSU awards was calculated using the closing price of our common stock as of the last day of the applicable year or on the date of vesting, as applicable.
•
PSUs: The number of “earned” units was calculated by multiplying the target units by the applicable performance achievement percentage for a given year. The FMV of PSU awards was calculated using the closing price of our common stock as of the last day of the applicable year or on the date of vesting, as applicable, multiplied by the number of “earned” units.

•
Stock Option Awards: Option awards use a model consistent with the fair value methodology used to account for share-based payments in the Company’s financial statements in accordance with GAAP. The FMV value of the options was estimated using the Black-Scholes option pricing model that reflect for each award and valuation date, adjustments for expected volatility, risk-free interest rate, dividend yield, and expected term. Declining stock price served as the primary driver of change in the fair value of option awards, none of which were in the money as of any valuation date applicable to the equity adjustment used to determine CAP.

(5)
Reflects Total Shareholder Return (“TSR”) for the Company and the Company’s customized peer group of companies as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Historical stock performance is not necessarily indicative of future stock performance.

(6)	Represents the amount of net income reflected in our audited financial statements for each applicable fiscal year.
(7)
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (other than TSR, stock price, or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected revenue as the most important financial performance measurement due to the alignment with the Company’s long-term strategic goals, including its direct linkage to enrollments. Revenue is defined as the Company’s GAAP revenue as reported.

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Relationship Between CAP and Company and Peer Group TSR
The following graph compares the CAP to our CEO and the average CAP to our Other NEOs to our cumulative TSR, and also compares our cumulative TSR and 2024 Annual Report customized peer group cumulative TSR. The cumulative TSR amounts in the graph assume an initial investment of $100 on December 31, 2019.

Relationship Between CAP and Company Financial Measures CAP versus Net Income
The following graph compares the CAP to our CEO and the average CAP to our Other NEOs to net income.

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CAP versus Revenue
The following graph compares the CAP to our CEO and the average CAP to our Other NEOs to revenue.

Most Important Performance Measures
The Company’s 2024 short-term annual incentive cash and long-term equity incentive compensation plans included the three metrics listed below that the MDC Committee considers to be the most important measures to link CAP to Company performance. The order of the table below does not reflect any ranking of importance. Additional details regarding the 2024 incentive plan performance metrics including performance targets, payout opportunities, and weighting of each metric by NEO are further described in Compensation Discussion and Analysis within the sections titled “2024 Compensation Decisions — 2024 Annual Incentive Plan” and “2024 Compensation Decisions — 2024 Equity Incentives”.

2024 Most Important Performance Measures
Revenue (financial)
EPS (financial)
Adjusted EBITDA (financial)

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Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024. All equity compensation plans have been approved by Company stockholders.

Plan	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Company stockholders	152,970	$18.57	1,039,714
Equity compensation plans not approved by Company stockholders	—	—	—
Total	152,970	$18.57	1,039,714

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PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION PAID TO
OUR NAMED EXECUTIVE OFFICERS
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder input on the compensation paid to our named executive officers as disclosed in this Proxy Statement. We have determined to hold this vote annually. The Board and the MDC Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by offering compensation that is competitive within the for-profit education industry and the broader market for executive talent.
As described in the Compensation Discussion and Analysis beginning on page 45 of this Proxy Statement, our executive compensation program is designed to provide competitive levels of compensation that are based on performance metrics, reflect the level of capability and effort required to achieve our corporate goals, and to reward our executives for the achievement of strategic, operational, and financial success. By paying for performance, we believe that we align the interests of our executive officers with those of our stockholders. We also believe that an effective executive compensation program can assist us in attracting, incentivizing, retaining, and rewarding the talent that we need to maintain and strengthen our position in career-minded adult education and to achieve our business objectives.
To achieve these objectives, we adhere to the following principles:
•	compensation should be directly related to achievement of our corporate goals as measured through individual management objectives and through enrollment and earnings results;
•	an emphasis on equity-based compensation aligns the long-term interests of executive officers and stockholders; and
•	NEO compensation must be evaluated against opportunities offered by companies that are similar to, and competitive with, us in the market for executive talent.
Our executive compensation program also includes features specifically intended to align the interests of our NEOs with those of our stockholders, such as:
•	each of our executives is expected to own shares of our common stock with a value ranging from two to six times the executive’s base salary, depending on position; and
•	we make use of equity awards with a value that is contingent on our long-term performance.
We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOs and our stockholders and is deserving of stockholder support. We believe that stockholders should also consider the following when determining whether to approve the compensation paid to our NEOs as presented in this Proxy Statement:
•	the MDC Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation;
•
our NEOs are prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps,

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•	exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities;
•	our equity awards have been granted with three-year minimum vesting periods, and our equity plans prohibit repricing or replacement of outstanding option awards;
•	upon a “change of control,” the NEOs only receive severance payments in connection with a termination of their employment; and
•	employment agreements with our NEOs do not include tax-gross up payments in connection with a “change of control.”
For these reasons, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the American Public Education, Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosure, is hereby APPROVED.”
The vote is advisory and is not binding on the Company, the Board, or the MDC Committee. However, the MDC Committee expects to take into account the outcome of the vote as it continues to consider our executive compensation program.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Deloitte has audited our consolidated financial statements since 2018, when we engaged Deloitte after reviewing proposals from several independent registered public accounting firms as part of a competitive review process that we undertook that year. The Audit Committee has again selected Deloitte as our independent registered accounting firm for the year ended December 31, 2025, and believes that the retention of Deloitte for the 2025 fiscal year is in the best interests of the Company and our stockholders.
The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation, and oversight of our independent registered public accounting firm and annually evaluates the performance of our independent registered public accounting firm. The Audit Committee also evaluates and approves the selection of the lead engagement partner.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table summarizes the aggregate fees billed or expected to be billed by Deloitte for the fiscal years ended December 31, 2023 and 2024.

Fee Category	2023	2024
Audit Fees	$1,600,658	$1,712,275
Audit-Related Fees	$35,000	—
Tax Fees	$266,015	$264,000
All Other Fees	—	—
Total Fees	$1,901,673	$1,976,275

Audit Fees. Consist of fees billed for professional services rendered for the audit of our annual financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, and services provided in connection with statutory and regulatory filings or engagements.

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Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” including due diligence, accounting consultations, and audits-related to potential acquisitions, which, for 2023, included registration statement-related fees.
Tax Fees. Consist of fees billed for tax compliance, tax advice, and tax planning services and include fees for tax return preparation.
In 2024, all fees paid to Deloitte were pre-approved pursuant to the policy described below.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee reviews with Deloitte and management the plan and scope of Deloitte’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Deloitte’s compensation. The Audit Committee also pre-approves all auditing services, internal control related services, and permitted non-audit services (including the fees and terms thereof) to be performed for us by Deloitte, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. None of the Deloitte services in 2023 and 2024 were approved by the Audit Committee pursuant to the de minimis exception. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

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AUDIT COMMITTEE REPORT
Each of the Audit Committee members is independent under the applicable SEC and Nasdaq rules and our corporate governance principles. The Audit Committee operates under a written charter adopted by the Board, which is available in the “Governance — Governance & Ethics Documents” section of our corporate website, www.apei.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.
During the fiscal year ended December 31, 2024, the Audit Committee fulfilled its duties and responsibilities generally as outlined in its charter. The Audit Committee has:
•	reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024;
•	discussed with Deloitte, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•
received the written disclosures and the letter from Deloitte required under the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and discussed with Deloitte its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
In connection with the appointment, compensation, retention, and oversight of the independent auditor, the Audit Committee annually reviews the qualifications, performance, and independence of the independent auditor, and lead engagement partner, and assures the regular rotation of the lead engagement partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to quality of services provided, technical expertise and knowledge of the industry, effective communication, objectivity, and the likely impact of changing the independent auditor. The Audit Committee also considers whether the non-audit services provided by Deloitte are compatible with maintaining Deloitte’s independence.
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for fiscal year 2025 and recommended the appointment be submitted for ratification by stockholders.
Audit Committee
Granetta B. Blevins, Chairperson
Eric C. Andersen
Michael D. Braner
Anna M. Fabrega

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports of ownership of our equity securities. Additionally, SEC regulations require that we identify in our proxy statements any persons for whom any such report was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To our knowledge, based solely on a review of the copies of such reports filed with the SEC during the year ended December 31, 2024 and representations by our directors and officers that no Form 5 was required to be filed by them, all such reports were made on a timely basis, except for one Form 4 filed by each of (i) our director, Daniel S. Pianko, reporting one transaction late, and (ii) our director, Michael Braner, reporting five transactions late.

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BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth certain information as of March 27, 2025 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each NEO (as set forth in the Summary Compensation Table on page 63, and all directors and executive officers as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
More than 5% Stockholders
325 Capital LLC(2)	2,164,438	12.0%
BlackRock, Inc.(3)	1,562,019	8.7%
Redwood Capital Management, LLC(4)	1,411,882	7.8%
Prescott Group Capital Management L.L.C.(5)	1,184,568	6.6%
Bank of American Corporation(6)	1,028,339	5.7%
Renaissance Technologies LLC(7)	968,122	5.4%
Directors, Director Nominees and Named Executive Officers
Eric C. Andersen	66,371	*
Thomas A. Beckett	18,148	*
Granetta B. Blevins	54,193	*
Michael D. Braner(8)	2,289,601	12.7%
Anna M. Fabrega	27,544	*
Nuno S. Fernandes(9)	51,720	*
James Kenigsberg	26,432
Craig S. MacGibbon	16,191	*
Daniel S. Pianko	25,889	*
William G. Robinson, Jr.	43,935	*
Angela K. Selden(10)	354,737	2.0%
Richard J. Statuto	888	*
Richard W. Sunderland, Jr.	119,809	*
All of our directors and executive officers as a group (17 persons)(11)	3,180,076	17.54%

* Represents beneficial ownership of less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. As of March 27, 2025, there were 18,036,421 shares of common stock outstanding.
(2) Based on a Schedule 13D filed by 325 Capital Master Fund LP (“325 Master Fund”) and 325 Capital GP, LLC (“325 Capital GP”); and 325 Capital LLC (“325”), Michael Braner, Daniel Friedberg, and Anil Shrivastava (collectively, the “325 Capital Investors”) on August 21, 2024 and on a Form 4 filed by the 325 Capital Investors on September 4, 2024. The address for the 325 Capital Investors and 325 Capital GP is 757 Third Avenue, 20th Floor, New York, New York 10017. The address for 325 Master Fund is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. 325 Master Fund, 325 Capital GP, and each of the 325 Capital Investors have shared voting and dispositive power with respect to these shares.
(3) Based solely on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on November 8, 2024. BlackRock, in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares and has sole dispositive power over 1,562,019 shares. BlackRock reported its beneficial ownership on

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behalf of itself and the following direct and indirect subsidiaries and affiliates: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., and BlackRock Investment Management, LLC, The stockholders’ address is 50 Hudson Yards, New York, NY 10002.
(4) Based solely on a Schedule 13G filed by Redwood Capital Management, LLC, Redwood Capital Management Holdings, LP, Double Twins K, LLC, Redwood Master Fund, Ltd., and Ruben Kliksberg on February 14, 2024. Each stockholder’s address is 250 W 55th Street New York, New York 10019. Each of the reporting persons has shared voting and dispositive power with respect to these shares.
(5) Based solely on a 13G filed by Prescott Group Capital Management, L.L.C. (“Prescott Capital”), Prescott Group Aggressive Small Cap, L.P. (“Prescott Small Cap”), Prescott Group Aggressive Small Cap II, L.P. (“Prescott Small Cap II”), Prescott Group Aggressive Small Cap Master Fund, G.P. (together with Prescott Small Cap and Prescott Small Cap II, the “Small Cap Funds”), and Mr. Phil Frohlich on January 31, 2024. Each stockholder’s address is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104. Each of Prescott Capital and Mr. Frohlich have sole voting and dispositive power with respect to the shares and each of the Small Cap Funds have shared voting and dispositive power with respect to the shares.
(6) Based solely on a Schedule 13G filed by Bank of America Corporation on February 13, 2024. The stockholder’s address is 100 N. Tryon Street, Charlotte, North Carolina 28255. The stockholder is deemed to be the beneficial owner with respect to these shares as a result of being a parent holding company or control person. The stockholder has shared voting power and shared dispositive power with respect to all of these shares.
(7) Based solely on a Schedule 13G filed by Renaissance Technologies LLC (“Renaissance”) and Renaissance Technologies Holdings Corporation (“Renaissance Holdings”) on November 12, 2024. Each of Renaissance and Renaissance Holdings Corporation have sole voting and dispositive power with respect to the shares. The address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, NY 10022.
(8) 325 Capital Master Fund LP (“325 Master Fund”) directly beneficially owns 347,498 of these shares. As the investment manager to 325 Master Fund and certain separately managed accounts (the “SMAs”), 325 may be deemed to beneficially own the shares directly owned by 325 Master Fund and 1,922,610 shares of Common Stock held in the SMAs. As a Managing Member of 325, Mr. Braner may be deemed to beneficially own the shares owned by 325 Master Fund and the shares held in the SMAs. Mr. Braner’s address is c/o 325 Capital LLC, 757 Third Avenue, 20th Floor, New York, New York 10017.
(9) Includes 15,037 shares of common stock subject to outstanding options that are exercisable within 60 days of March 21, 2025.
(10) Includes 43,134 shares of common stock subject to outstanding options that are exercisable within 60 days of March 21, 2025.
(11) Includes 90,047 shares of common stock subject to outstanding options that are exercisable within 60 days of March 21, 2025.

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GENERAL MATTERS
Availability of Certain Documents
A copy of our 2024 Annual Report has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Upon written request, we will mail without charge a copy of the Annual Report, including exhibits. Please send a written request to our Corporate Secretary at:
American Public Education, Inc.
303 West 3rd Avenue,
Ranson, West Virginia 25438
Attention: Corporate Secretary
The charters for our Audit, MDC, and NCG Committees, as well as the Guidelines and the Code of Conduct, are in the Governance section of our corporate website, www.apei.com, and are also available in print without charge upon written request to our Corporate Secretary at the address above. The information on our corporate website is not incorporated by reference into this Proxy Statement.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by the bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our Corporate Secretary at the address above, by e-mailing corpsecretary@apei.com, or by calling (304) 724-3730.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.
Stockholder Proposals and Nominations
Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. As required by SEC rules, in order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 calendar days before the anniversary of the date this Proxy Statement is released to stockholders in connection with the previous year’s annual meeting, which is no later than December 9, 2025.
Stockholder Nominations and Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at American Public Education, Inc., 303 West 3rd Avenue, Ranson, West Virginia 25438, Attn: Corporate Secretary. To be timely for our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2026 Annual Meeting is not so advanced or delayed, stockholders who wish to make a nomination or proposal at the 2026 Annual Meeting, including if they intend to solicit proxies in support of director nominees other than our nominees pursuant to Rule 14a-19 under the

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Exchange Act, must notify us no earlier than January 23, 2026 and no later than February 22, 2026. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2026 Annual Meeting, including the information required by Rule 14a-19 under the Exchange Act, if applicable.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

Thomas A. Beckett
Senior Vice President, General Counsel and Secretary

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Annex A
AMENDMENT NUMBER FOUR TO THE AMERICAN PUBLIC EDUCATION, INC.
2017 OMNIBUS INCENTIVE PLAN
The American Public Education, Inc. 2017 Omnibus Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of American Public Education, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation:
1.    Section 4.1, part (i), of the Plan is amended and restated to increase the number of shares available for issuance by 1,200,000 as follows, with the remainder of Section 4.1 remaining unchanged:
“(i) 6,625,000 shares of Stock, plus”
2.    Section 4.3, part (b) of the Plan is amended and restated as follows, with the remainder of Section 4.3 remaining unchanged:
“Any shares of Stock reserved for issuance prior to May 23, 2025 that are subject to Awards other than Options and SARs, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, will be counted against the Share Limit as 1.69 shares of Stock for every one (1) share of Stock subject to the Award; provided, for Performance Shares, the number of shares of Stock subject to such Award will be at least equal to the target number of shares issuable under the Performance Shares as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares. On and after May 23, 2025, any shares of Stock that are subject to Awards, other than Awards that settle in cash, will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to the Award; provided, the number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.”
3.    The Plan shall otherwise be unchanged by this Amendment.
This Amendment is adopted subject to approval by the stockholders of the Corporation at the Corporation’s 2025 Annual Meeting of Stockholders. If the stockholders fail to approve this Amendment at the Annual Meeting, the Plan shall continue in existence in accordance with its terms.
*   *   *

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The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on March 26, 2025, subject to the approval of the Amendment by the stockholders of the Corporation.
Secretary
The foregoing Amendment to the Plan was duly adopted by the stockholders of the Corporation at a meeting held on May   , 2025.
Secretary

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Annex B
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements involve inherent risks and uncertainties, include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, including with respect to business, financial, operational, and governance matters and can be identified by forward-looking words such as “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “future,” “goal,” “intend,” “may,” “plan,” “potential,” “should,” “will,” and “would” or similar words. The Company’s actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to the Company’s business, including the effect of broader economic and market conditions on the students we serve, the impact, timing, projected benefits, and terms of the planned combination of APUS, RU, and HCN into one consolidated institution, changes in the postsecondary education regulatory environment, potential or actual government shutdowns, the loss or disruption of the Company’s ability to receive funds under Title IV or tuition assistance programs or the reduction, elimination, or suspension of federal funds, and the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2024, as well as the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements made in this Proxy Statement, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

B-1	POWERING PURPOSE POTENTIAL AND PROSPERITY

SCAN TO
VIEW MATERIALS & VOTE

AMERICAN PUBLIC EDUCATION, INC.
111 W. CONGRESS STREET
CHARLES TOWN, WV 25414

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, on May 22, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APEI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 22, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63176-P26100 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN PUBLIC EDUCATION, INC.

The Board of Directors recommends you vote FOR the following:

1. to elect seven members of the Board:

Nominees:	**For**	**Against**	**Abstain**
1a. Granetta B. Blevins	☐	☐	☐
1b. Michael D. Braner	☐	☐	☐
1c. Anna M. Fabrega	☐	☐	☐
1d. James Kenigsberg	☐	☐	☐
1e. Daniel S. Pianko	☐	☐	☐
1f. Angela K. Selden	☐	☐	☐
1g. Richard J. Statuto	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	**Against**	**Abstain**
2. to approve an amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder and to remove the fungible share ratio applied to certain new full-value equity awards;	☐	☐	☐
3. to approve, by a non-binding advisory vote, the compensation paid to the Company's named executive officers; and	☐	☐	☐
4. to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V63177-P26100

AMERICAN PUBLIC EDUCATION, INC.
Annual Meeting of Stockholders
May 23, 2025 at 8:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Angela K. Selden, Richard W. Sunderland, Jr. and Daniel S. Pianko, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMERICAN PUBLIC EDUCATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live broadcast at 8:30 A.M., Eastern Daylight Time, on May 23, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side